UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2024

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

281 Summer Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(888) 882-1880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCOV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2024, Brightcove Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bending Spoons US Inc., a Delaware corporation (“Parent”), Bending Spoons S.p.A., an Italian societá per azioni (solely for the purposes of Section 6.11, Section 6.13 and Section 9.15) (“Guarantor”), and Blossom Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”).

At the effective time of the Merger (the “Effective Time”), (a) each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) (other than (i) shares held in the treasury of the Company or owned by Guarantor, Parent or Merger Sub immediately prior to the Effective Time and (ii) shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically canceled and converted into the right to receive $4.45 in cash, without interest (the “Merger Consideration”), (b) each share of Company Common Stock held in the treasury of the Company and any shares of Company Common Stock owned by Guarantor, Parent or Merger Sub immediately prior to the Effective Time will automatically be canceled and shall cease to exist and no consideration will be delivered in exchange therefor, and (c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Immediately prior to the Effective Time, each outstanding option to purchase Company Common Stock (each, a “Company Stock Option”) that has a per share exercise price that is less than the Merger Consideration, whether or not vested and exercisable, will be automatically canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock underlying such Company Stock Option immediately prior to the Effective Time. Immediately prior to the Effective Time, each Company Stock Option, whether or not vested and exercisable, that has a per share exercise price that is equal to or greater than the Merger Consideration will be automatically canceled without payment of any consideration.

Immediately prior to the Effective Time, each outstanding restricted stock unit award with respect to Company Common Stock (each, a “Company RSU Award”), whether or not vested, will be canceled and extinguished and, in exchange therefor, each former holder of any such Company RSU Award will have the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time (such product, the “RSU Payments”). For any Company RSU Award that includes performance-based vesting conditions, the holder thereof will be entitled to RSU Payments only to the extent the Company RSU Award becomes vested in accordance with its terms at or prior to the Effective Time.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent, and Merger Sub, including, among others, the agreement by the Company to conduct its business in the ordinary course consistent in all material respects with past practice during the period between execution of the Merger Agreement and completion of the Merger (the “Closing”) and covenants prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Parent.

The Closing is conditioned upon, among other things, (a) the approval of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement at a meeting of holders of the Company Common Stock held for such purpose, (b) the absence of laws restraining, enjoining or otherwise prohibiting the consummation of the Merger, (c) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and requisite approval under the United Kingdom’s National Security and Investment Act of 2021, (d) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (e) performance or compliance in all material respects with the other party’s obligations under the Merger Agreement, and (f) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred and continuing since the date of the Merger Agreement.

The Merger Agreement contains customary non-solicitation covenants that prohibit the Company from soliciting competing proposals or entering into discussions concerning, or providing confidential information in connection with, certain proposals for an alternative transaction. These non-solicitation covenants allow the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to, and engage in discussions and negotiations with, third parties in response to an unsolicited acquisition proposal. The Board also may change its recommendation to the holders of Company Common Stock to adopt the Merger Agreement in response to a “Superior Proposal” or an “Intervening Event” (each as defined in the Merger Agreement) if the Board determines in good faith, after consultation with a financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.

The Merger Agreement provides for certain termination rights for both the Company and Parent, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated on or prior to August 24, 2025 (subject to extension as set forth in the Merger Agreement). Upon termination of the Merger Agreement under certain specified circumstances, including (a) the termination of the Merger Agreement by the Company in order to enter into an alternative transaction constituting a Superior Proposal or (b) the termination of the Merger Agreement by Parent due to a change in recommendation of the Board to the holders of Company Common Stock or due to a material breach of the non-solicitation covenants by the Company, the Company would be required to pay Parent a termination fee of $7,860,000.

The foregoing descriptions of the terms of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement and the foregoing descriptions have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about the Company or other parties thereto. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2024, the Board approved transaction and retention bonuses to Marc DeBevoise, the Company’s Chief Executive Officer, John Wagner, the Company’s Chief Financial Officer, and David Plotkin, the Company’s Chief Legal Officer (the “Named Executive Officers”). Each Named Executive Officer was granted (i) a deal bonus in the amount of $200,000 that will become payable on the Closing, subject to the Named Executive Officer’s continued employment with the Company or one of its subsidiaries through the Closing, and (ii) a retention bonus in the amount of $150,000 that will become payable on the six-month anniversary of the Closing, subject to the Named Executive Officer’s continued employment with the Company or one of its subsidiaries through such date. In the event that the Named Executive Officer’s employment is terminated by the Company or one of its subsidiaries without “Cause” (as defined in the applicable transaction and retention bonus letter agreement) or the Named Executive Officer resigns for “Good Reason” (as defined in the applicable transaction and retention bonus letter agreement) prior to the six-month anniversary of the Closing, subject to, among other things, the Named Executive Officer’s execution and effectiveness of a separation agreement and a release of claims in favor of the Company and its affiliates, the retention bonus will be paid to the Named Executive Officer within 60 days of the date of such termination.

Item 7.01	Regulation FD.

On November 25, 2024, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Additional Information and Where to Find it

In connection with the proposed transaction by and among the Company, Parent, Merger Sub and Guarantor, the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders, in connection with a special meeting of the Company’s stockholders for purposes of obtaining stockholder approval of the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investor.brightcove.com or by contacting the Company’s investor relations department at the following: InvestorRelations@brightcove.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 29, 2024, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, and will be included in the Proxy Statement (when available). Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, Parent, Merger Sub, and Guarantor all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in the anticipated time period or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approvals and the requisite approval of the Company’s stockholders; (iii) potential delays in consummation of the proposed transaction; (iv) risks associated with the disruption of management’s attention from ongoing business operations due to the pendency and announcement of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the Company’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) the risk that Company’s stock price may decline significantly if the proposed transaction is not consummated; (ix) the nature, cost and outcome of any potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, by and among Parent, Company, Guarantor and Merger Sub, dated November 24, 2024.

99.1**	Joint Press Release, dated November 25, 2024.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brightcove Inc.

By:	/s/ John Wagner
Name:	John Wagner
Title:	Chief Financial Officer

Dated: November 25, 2024

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

BRIGHTCOVE INC.,

BENDING SPOONS US INC.,

BLOSSOM MERGER SUB INC.

and (solely for the purposes of Section 6.11, Section 6.13 and Section 9.15)

BENDING SPOONS S.P.A.

November 24, 2024

i

ii

Exhibit A – Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

Exhibit B – Form of By-laws of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated November 24, 2024, is entered into by and among Brightcove Inc., a Delaware corporation (the “Company”), Bending Spoons US Inc., a Delaware corporation (“Parent”), Bending Spoons S.p.A., an Italian societá per azioni (solely for the purposes of Section 6.11, Section 6.13 and Section 9.15) (“Guarantor”), and Blossom Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Stockholder Meeting;

WHEREAS, the board of directors of Parent has unanimously approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the sole stockholder of Merger Sub adopt this Agreement and directed that such matter be submitted for consideration of the sole stockholder of Merger Sub; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the Confidentiality Agreement (it being agreed that such confidentiality agreement need not prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement shall contain provisions that permit the Company to comply with the provisions of Article 6. For the avoidance of doubt, a confidentiality agreement previously entered into with the Company relating to a potential acquisition of, or business combination with, the Company may qualify as an Acceptable Confidentiality Agreement so long as (i) such confidentiality agreement’s confidentiality and use terms are not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the Confidentiality Agreement and (ii) such confidentiality agreement contains (or is amended by the Company and the counterparty thereto to contain) terms that permit the Company to comply with the terms of Article 6.

“Acquisition Proposal” means any bona fide written offer or proposal from any Third Party for (i) any acquisition or purchase by such Third Party, directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of the Company, or any tender offer or exchange offer that, if consummated, would result in such Third Party beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving such Third Party and the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (iv) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving such Third Party and the Company, pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Merger Consideration” means the sum of the aggregate per share Merger Consideration, plus the aggregate Option Payments, plus the aggregate RSU Payments.

“Anti-Corruption Laws” means all applicable U.S. and non-U.S. laws relating to the prevention of corruption and bribery (including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Governmental Official, commercial entity, or any other Person to obtain an improper business advantage), including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and all applicable national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914 and all other applicable federal, state, local or foreign antitrust, competition, premerger notification, trade regulation or foreign investment laws, regulations or Orders.

“Applicable Law” means, with respect to any Person, any international, multinational, national, federal, state, provincial, municipal, foreign or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, or other similar requirement or restriction enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon and applicable to such Person, including any Order.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, Massachusetts or Milan, Italy are authorized or required by Applicable Law to close.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2024 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2024.

“Company Balance Sheet Date” means September 30, 2024.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and delivered to Parent and Merger Sub prior to or simultaneously with the execution of this Agreement.

“Company Employee Plan” means (i) each “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) each employment, severance or change in control contract, plan, arrangement, or policy and (iii) each other plan, policy, practice, agreement or arrangement providing for compensation (including variable cash compensation and commissions) or benefits, including bonuses, profit-sharing, stock options or other stock-related rights or other forms of incentive or deferred compensation, health or medical benefits, employee assistance program, disability or sick leave benefits, supplemental unemployment benefits, severance benefits, and post-employment or retirement benefits (including compensation, pension, health, medical, or life insurance benefits), in each case of clauses (i) through (iii), that is maintained, administered or contributed to by the Company or any Subsidiary of the Company or which respect to which the Company or any Subsidiary is a party or otherwise has any liability but excluding, in each case, those sponsored or maintained by a Governmental Authority.

“Company Equity Awards” means the Company Stock Options and the Company RSU Awards.

“Company Financial Advisor” means Lazard Frères & Co. LLC (“Lazard”) or another independent financial advisor of nationally recognized reputation.

“Company Material Adverse Effect” means any change, event, occurrence, effect, condition or development (i) that has had or reasonably would be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) that prevents or materially delays the Company from consummating the Merger; provided, however, that none of the following (alone or in combination) shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(a) the negotiation, execution, announcement or performance of this Agreement or the pendency or consummation of the Merger or the other transactions contemplated by this Agreement (including any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, investors, contractors, lenders, customers, technology and other partners, suppliers, vendors, Governmental Authorities or other Third Parties related thereto), except that this clause (a) shall not apply to representations and warranties that specifically address the consequences of the entry into this Agreement or the consummation of the Merger, including Section 4.04;

(b) the identity of Parent or any of its Affiliates as the acquiror of the Company, or any facts or circumstances concerning Parent or any of its Affiliates, including any communication by any of them regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees;

(c) general business, economic or political conditions, or the capital, credit, banking, debt, financial or currency markets, in the United States or elsewhere in the world, or changes therein, including changes in interest or exchange rates or any suspension of trading in securities on any securities exchange or other market;

(d) general conditions in any industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world, or changes therein;

(e) any changes or proposed changes in GAAP or other accounting standards (or the enforcement or interpretation thereof);

(f) any changes or proposed changes in Applicable Law (or the enforcement or interpretation thereof), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;

(g) the taking of any action at the express written consent of Parent or Merger Sub, or the taking of any action, or failure to take any action, by Parent, Merger Sub or any of their Affiliates;

(h) any Transaction Litigation or any demand or Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;

(i) any outbreak, continuation or escalation of acts of terrorism, hostilities, sabotage, cyberattacks or war, hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date hereof; or

(j) any failure by the Company to meet, or changes to, internal or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by the Company or any Third Parties), any change in the Company’s credit ratings, or any change in the price or trading volume of shares of the Company Common Stock (it being understood that the underlying causes of such failures or changes in this clause (j) may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by this definition);

provided that in the case of clauses (c), (d), (e), (f) and (i), such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate, in which case only the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

“Company Return” means any Tax Return of the Company or any of its Subsidiaries.

“Company RSU Award” means each restricted stock unit award with respect to Company Common Stock, whether subject to time or performance vesting conditions, outstanding under any Company Stock Plan or otherwise.

“Company Stock Option” means each option to purchase shares of Company Common Stock outstanding under any Company Stock Plan or otherwise.

“Company Stock Plans” means the Company’s 2022 Inducement Plan, 2021 Stock Incentive Plan, as amended, and the 2012 Stock Incentive Plan, as amended.

“Company Termination Fee” means an amount equal to $7,860,000.

“Contract” means any binding contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind, written or oral.

“COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions or mutations of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

“Environmental Law” means any Applicable Law concerning pollution or protection of the natural environment, including any such Applicable Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of any Hazardous Substance.

“Environmental Permits” means any Governmental Authorizations issued under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means (i) any international, foreign, federal, national, multi-national, state, provincial, municipal or local government or regulatory commission and any department, authority, agency, board, branch, bureau, division, court, arbitrator, or judicial, arbitral, regulatory, self-regulatory, or administrative body, tribunal, or other political subdivision or instrumentality thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or trans-governmental or supranational entity or authority), minister or instrumentality (including any court, tribunal or arbitral body) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Authorizations” means, with respect to any Person, all licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

“Governmental Official” means (i) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority; (ii) any political party or party official or candidate for political office; or (iii) any official, officer, employee, or representative of a company, business, enterprise or other entity owned, in whole or in part, or controlled by any Governmental Authority.

“Hazardous Substance” means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum-containing product, asbestos-containing material or polychlorinated biphenyl, as listed or regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“In-the-Money Company Stock Option” means any Company Stock Option (whether vested or unvested) that is outstanding and unexercised as of immediately prior to the Effective Time and that has a per share exercise price that is less than the Merger Consideration.

“Indebtedness” means, as to the Company and its Subsidiaries, without duplication, all (i) indebtedness of the Company or any of its Subsidiaries for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon), (ii) obligations of the Company or any of its Subsidiaries evidenced by bonds, notes or debentures, (iii) indebtedness of the Company and its Subsidiaries evidenced by letters of credit to the extent drawn and not cash collateralized, (iv) obligations of the Company or any of its Subsidiaries under leases required to be capitalized under GAAP (but excluding the effects of Financial Accounting Standards Board Accounting Standard Codification 842), (v) obligations of the Company or any of its Subsidiaries in respect of interest rate and currency obligation swaps and hedging arrangements, in each case, calculated as if the applicable swap or hedging arrangement was terminated at the Effective Time and (vi) obligations of the Company or any of its Subsidiaries to guarantee the types of payment obligations set forth in clauses (i) through (iii) above on behalf of any Person other than the Company or its Subsidiaries; provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement and for clarification, Indebtedness shall not include (A) any letters of credit to the extent not drawn (or otherwise cash collateralized), (B) surety bonds, performance bonds or other bonds to the extent not drawn (or otherwise cash collateralized), (C) any intercompany indebtedness among the Company and its Subsidiaries (including between Subsidiaries), (D) deferred rent arising from free rental periods at the beginning of any lease, (E) any prepaid amounts, customer deposits or deferred revenue, (F) trade payables or other current liabilities in the ordinary course of business, (G) obligations under operating leases, (H) any fees, costs and expenses to the extent incurred by or at the written direction of Parent or Merger Sub relating to Parent’s, Merger Sub’s or any of their respective Affiliates’ financing for the transactions contemplated by this Agreement or any other liabilities or obligations incurred by Parent, Merger Sub or any of their respective Affiliates in connection with the transactions contemplated by this Agreement or otherwise, (I) short-term deferred revenues, or (J) any Taxes.

“Knowledge of the Company” means the actual knowledge, after reasonably inquiry, of each of the individuals identified in Section 1.01(a) of the Company Disclosure Schedule.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance restriction in respect of such property or asset.

“Made Available” or “made available” means that such information, document or material was: (i) publicly available on the SEC EDGAR database prior to 5:00 pm Eastern Time on the day prior to the execution of this Agreement; (ii) delivered to Parent or Parent’s Representatives via electronic mail, in hard copy form or via ShareFile or similar service prior to 5:00 pm Eastern Time on the day prior to the execution of this Agreement; or (iii) made available for review by Parent or Parent’s Representatives prior to 5:00 pm Eastern Time on the day prior to the execution of this Agreement in the virtual data room maintained by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

“Nasdaq” means the Nasdaq Global Market.

“Order” means, with respect to any Person, any order, injunction, judgment, decree, consent decree, writ, stipulation, determination, assessment, fee, fine, citation, arbitration decision or award, other agreement with, ruling or other similar requirement enacted, adopted, promulgated, imposed or applied by a Governmental Authority that is binding upon or applicable to such Person or its property.

“Out-of-the-Money Company Stock Option” means any Company Stock Option (whether vested or unvested) that is outstanding and unexercised as of immediately prior to the Effective Time and that has a per share exercise price equal to or greater than the Merger Consideration.

“Parent Material Adverse Effect” means any change, event, occurrence, effect, condition or development that, individually or in the aggregate, would reasonably be expected to prevent or materially delay Parent, Guarantor or Merger Sub from consummating the Merger.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes, assessments, utilities or other governmental charges or levies that are (A) not yet due and payable (or are due and payable without penalty) or (B) being contested in good faith and for which adequate reserves have been established and maintained in accordance with GAAP, (iii) the interests of lessors and sublessors of any leased properties and other statutory Liens in favor of lessors and sublessors, (iv) easements, rights of way and other imperfections of title or encumbrances that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (v) requirements and restrictions of zoning, building and other laws which are not violated by the current use or occupancy of such property, (vi) Liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, pension programs and similar obligations, (vii) mechanics’, carriers’, workmen’s, repairmen’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business for amounts that are (A) not yet due and payable (or are due and payable without penalty) and which shall be paid in full and released at or prior to the Closing or (B) being contested in good faith and for which adequate reserves have been established and maintained in accordance with GAAP, (viii) nonexclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business, (ix) Liens pursuant to the SVB Loan, subject to Section 6.19, (x) Liens that do not materially adversely affect the use of or impair the value of the asset or property subject to such Liens, (xi) any Liens that would be discharged or released at or prior to the Closing, and (xii) any Lien securing capital lease obligations or purchase money debt.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority or other government or political subdivision or an agency or instrumentality thereof.

“Personal Information” means information that relates to or is capable, directly or indirectly, of being used to identify, describe, contact or locate, a natural Person and/or is considered “personally identifiable information,” “personal information,” “personal data,” or any similar term by any applicable Privacy Law.

“Privacy Laws” means all laws, rules, and binding guidelines or standards, in each case as amended, consolidated, re-enacted or replaced from time to time, relating to privacy, data security, the Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, the Processing and security of payment card information, wiretapping, the interception of electronic communications, the tracking or monitoring of online activity, data- or web-scraping, advertising or marketing, and email, text message, or telephone communications.

“Proceeding” means any suit, claim, complaint, charge, action, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Authority.

“Process”, “Processed” or “Processing” means any operation or set of operations which is performed on information, including Personal Information, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination or disposal of such Personal Information, and/or is considered “processing” by any Applicable Law.

“Representatives” means, with respect to any Person, the directors, officers, employees, advisors, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting solely in such capacity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any (i) accidental, unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other Processing of Personal Information and/or confidential information; (ii) accidental, unlawful or unauthorized occurrence or series of related occurrences on or conducted through the Company’s IT Systems that jeopardizes or impacts the confidentiality, integrity, or availability of the Company’s IT Systems or any Personal Information or confidential information stored or otherwise Processed therein; or (iii) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any Applicable Law.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

“Superior Proposal” means any bona fide written Acquisition Proposal that the Company Board determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the Acquisition Proposal and the Third Party making the Acquisition Proposal, would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the Merger from a financial point of view (including any revisions to the terms of this Agreement proposed by Parent in writing prior to the time of such determination); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” or “less than 80%” shall be deemed to be references to “more than 50%” or “less than 50%”, respectively.

“Tax” means any and all taxes of any kind or other like governmental assessment or charge (including net income, gross income, gross receipts, profit, severance, property, escheat or unclaimed property, production, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, value-added, goods and services, social security (or similar, including FICA), alternative or add-on minimum, amount payable as a result of a “pass-through entity tax” or “flow-through entity tax” election or any other tax, custom, duty, levy, tariff, governmental fee or other like assessment or charge in the nature of a tax), together with any interest, penalty, addition to tax or additional amount with respect thereto.

“Tax Return” means any report, return, document, declaration or other information required to be filed with or supplied to a Taxing Authority, including information returns, any document accompanying payments of estimated Taxes and any amendments or schedules or attachments thereto.

“Taxing Authority” means any Governmental Authority having jurisdiction with respect to (or otherwise responsible for the imposition of) any Tax.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

“Transaction Litigation” means any claim, demand or Proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any related transaction (including any such claim, demand or Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries).

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury and the Internal Revenue Service.

“Willful and Material Breach” means a material breach that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act, or the failure to cure such breach, would cause or constitute such material breach.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(a)
Agreement	Preamble
Capitalization Date	4.05(a)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Board	Recitals
Company Common Stock	4.05(a)
Company Intellectual Property	4.20(k)(i)
Company Leased Real Property	4.21(b)
Company Preferred Stock	4.05(a)
Company Proprietary Software	4.20(k)(ii)
Company Real Property Leases	4.21(b)
Company Recommendation	4.02(b)
Company Registered Intellectual Property	4.20(a)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Subsidiary Securities	4.06(a)
Confidential Information	4.20(f)
Confidentiality Agreement	6.16
Continuing Employee	6.07(a)
Copyrights	4.20(k)(iii)(C)
Current Premium	6.10(a)
Data Partners	4.22(a)
Debt Payoff Letter	6.19
Delaware Courts	9.07
DGCL	Recitals
Divestiture Action	6.11(d)
DOJ	6.11(b)
DPA	4.12(c)
Effective Time	2.02(b)
End Date	8.01(b)
FTC	6.11(b)
Guaranteed Obligations	9.15(a)
Guaranty	9.15(a)
Indemnified Party	6.10(b)
Indemnified Party Proceeding	6.10(b)
Intellectual Property	4.20(k)(iii)
Intervening Event	6.03(b)(i)

Term	Section
IT Systems	4.20(i)
Labor Agreement	4.17(d)
Lazard	1.01(a)
Malicious Code	4.20(j)
Marks	4.20(k)(iii)(B)
Material Contract	4.14(b)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Sub	Preamble
Non-US Plan	4.16(f)
Notice of Intervening Event	6.03(b)(iii)(A)
Notice of Superior Proposal	6.03(b)(ii)(A)
Open Source Software	4.20(k)(iv)
Option Payments	2.06(a)
Parent	Preamble
Parent Welfare Plan	6.07(c)
Patents	4.20(k)(iii)(A)
Payment Agent	2.04(a)
Payment Fund	2.04(a)
Privacy Policy	4.22(a)
Privacy Requirements	4.22(a)
Proxy Statement	6.04(b)
RSU Payments	2.06(b)
Software	4.20(k)(v)
Software Product	4.20(k)(vi)
Solvent	5.09(b)
Stockholder Approval	4.02(c)
Stockholder Meeting	6.04(a)
Surviving Corporation	2.02(c)
SVB Loan	6.19
Third-Party Rights	4.20(c)
Trade Secrets	4.20(k)(iii)(D)
Union	4.17(d)
Voting Agreement	Recitals
WARN Act	4.17(g)

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to “executive officer” shall refer to such term as defined in Rule 3b-7 under the Exchange Act. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, such date. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP.

ARTICLE 2

THE MERGER

Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place as soon as practicable (and, in any event, within three (3) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing will take place by electronic exchange of documents.

Section 2.02 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.

(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such other time and date as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).

(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Guarantor, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:

(a) except as otherwise provided in Section 2.03(b) or Section 2.05, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $4.45 in cash without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Agreement;

(b) each share of Company Common Stock held in the treasury of the Company and any shares of Company Common Stock owned by Guarantor, Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock (the “Certificates”); provided, however, that any references herein to “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock. Prior to or concurrently with the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Payment Agent the aggregate per share Merger Consideration (the “Payment Fund”). To the extent such fund diminishes for any reason below the level required to make prompt payment of the Merger Consideration, Parent shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Payment Agent as directed by Parent; provided that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Payment Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Payment Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Merger Consideration in respect of such shares of Company Common Stock.

(b) Promptly after the Effective Time, and in any event no later than five (5) Business Days after the Effective Time, Parent shall send, or shall cause the Payment Agent to send, to each record holder of shares of Company Common Stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.04(e)) to the Payment Agent for use in such exchange). Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by a Certificate, as promptly as reasonably practicable, upon (i) surrender to the Payment Agent of a Certificate, together with a duly completed and validly executed letter of transmittal, or (ii) receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Payment Agent any transfer Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Payment Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with the procedures set forth, in this Article 2.

(e) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Payment Agent, including, if necessary, the posting by such Person of a bond, in such customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Payment Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent and the Surviving Corporation for payment of the Merger Consideration.

Section 2.05 Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with Section 262 of the DGCL, following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in, direct and control all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06 Company Equity Awards.

(a) Immediately prior to the Effective Time, without any action on the part of the holders thereof, each In-the-Money Company Stock Option, whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time, shall be automatically canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock underlying such Company Stock Option immediately prior to the Effective Time (such product, the “Option Payments”). From and after the Effective Time, the holder of any canceled In-the-Money Company Stock Option shall be entitled to receive only the Option Payment in respect of such canceled In-the-Money Company Stock Option. Prior to the Effective Time, to the extent such amounts are not otherwise expected to be paid out of cash-on-hand of the Company, Parent shall deposit, or cause to be deposited, funds sufficient to pay the aggregate Option Payments to an account identified by the Company prior to the Effective Time. The Option Payments described in this Section 2.06(a) shall be made by the Surviving

Corporation as promptly as practicable, and in any event no later than the first regular payroll date that is at least five (5) Business Days after the Effective Time, without interest. All payments provided pursuant to this Section 2.06(a) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.08. Immediately prior to the Effective Time, each Out-of-the-Money Company Stock Option shall be automatically canceled without payment of any consideration.

(b) Immediately prior to the Effective Time, without any action on the part of the holders thereof, each outstanding Company RSU Award, whether or not vested, shall be canceled and extinguished and, in exchange therefor, each former holder of any such Company RSU Award shall have the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time (such product, the “RSU Payments”); provided, however, that with respect to any Company RSU Award that includes performance-based vesting conditions, the holder thereof shall be entitled to RSU Payments only to the extent the Company RSU Award becomes vested in accordance with its terms at or prior to the Effective Time. From and after the Effective Time, the holder of any canceled Company RSU Award shall be entitled to receive only the RSU Payment in respect of such canceled Company RSU Award. Prior to the Effective Time, to the extent such amounts are not otherwise expected to be paid out of cash-on-hand of the Company, Parent shall deposit, or shall cause to be deposited, funds sufficient to pay the aggregate RSU Payments to an account identified by the Company prior to the Effective Time. The RSU Payments described in this Section 2.06(b) shall be made by the Surviving Corporation as promptly as practicable, and in any event no later than the first regular payroll date that is at least five (5) Business Days after the Effective Time, without interest; provided that such payment shall be made at such other time or times following the Effective Time consistent with the terms of the Company RSU Award to the extent necessary to preserve the income tax treatment of such Company RSU Award. All payments provided pursuant to this Section 2.06(b) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.08. For the avoidance of doubt, any Company RSU Award (or portion thereof) that is forfeited in accordance with its terms because the applicable performance condition is not satisfied at or prior to the Effective Time shall be automatically canceled as of the Effective Time without payment of any consideration.

(c) As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions and take all other actions that are necessary for the treatment of the Company Equity Awards pursuant to this Section 2.06.

Section 2.07 Adjustments. If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted; provided, however, that nothing in this Section 2.07 shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.

Section 2.08 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law or under any agreement between the Company and the Person entitled to such payment. To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority by Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as the case may be, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as the case may be, made such deduction and withholding. Prior to Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as applicable, making any deduction or withholding determined to be required under applicable Tax law (other than any such deduction or withholding required in respect of compensatory payments), the parties hereto shall cooperate in good faith to eliminate or reduce any such deduction or withholding to the extent permitted under Applicable Law (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Certificate of Incorporation. At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth in Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 6.10, amended in accordance with Applicable Law.

Section 3.02 By-laws. The Company Board will take such actions as are reasonably necessary to cause the by-laws of the Company to be amended and restated at the Effective Time to read in their entirety as set forth in Exhibit B, and as so amended and restated shall be the by-laws of the Surviving Corporation until, subject to Section 6.10, amended in accordance with Applicable Law.

Section 3.03 Directors and Officers. Parent and the Company will take such actions as are reasonably necessary such that, from and after the Effective Time, until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents (other than information that is contained (i) in the risk factors sections of such Company SEC Documents, except to the extent such information consists solely of factual and/or historical statements, and (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments) or (b) as set forth in the Company Disclosure Schedule (it being agreed that disclosure of any item in any Section or Subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other Section or Subsection of the Company Disclosure Schedule to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has Made Available to Parent complete and correct copies of the certificate of incorporation and by-laws of the Company as currently in effect.

Section 4.02 Corporate Authorization.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

(b) The Company Board at a duly held meeting has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement (the “Company Recommendation”), which Company Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof, and directed that such matter be submitted for consideration of the stockholders of the Company at the Stockholder Meeting.

(c) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement (the “Stockholder Approval”) is the only vote of holders of securities of the Company that is required to approve this Agreement and consummate the transactions contemplated hereby, including the Merger.

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) any other applicable Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or the rules or regulations of Nasdaq, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both): (i) result in any violation or breach of any provision of the certificate of incorporation or by-laws of the Company; (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, result in a violation or breach of any provision of any Applicable Law, Order or Privacy Requirement; (iii) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under, or result in termination or give to others any right of termination of, any Material Contract or Governmental Authorizations; or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), and (ii) 5,000,000 shares of undesignated preferred stock, par value $0.001 per share (the “Company Preferred Stock”). At the close of business on November 20, 2024 (the “Capitalization Date”): (A) 45,179,141 shares of Company Common Stock were issued and outstanding; (B) an aggregate of 1,904,276 shares of Company Common Stock were subject to outstanding Company Stock Options; (C) an aggregate of 7,579,892 shares of Company Common Stock were subject to outstanding Company RSU Awards (including 500,000 shares of Company Common Stock subject to performance-based vesting conditions); (D) an aggregate of 135,000 shares of Company Common Stock were held in the treasury of the Company; and (E) zero shares of Company Preferred Stock were issued and outstanding.

(b) Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a complete and correct list of (i) each outstanding Company Stock Option, including the number of shares of Company Common Stock subject to such Company Stock Option, the Company Stock Plan under which such Company Stock Option was issued, the name of the holder, the grant date, the vesting schedule, and the exercise price per share and (ii) each outstanding Company RSU Award, the Company Stock Plan under which such Company RSU Award was issued, the number of shares of Company Common Stock subject to such Company RSU Awards, the name of the holder, the grant date, and the vesting schedule (including information on performance-vesting conditions). No Company RSU Awards that are subject to performance-based vesting conditions will vest in connection with the Merger based on the Merger Consideration. All Company RSU Awards and Company Stock Options were issued under Company Stock Plans, and no awards other than Company RSU Awards and Company Stock Options are outstanding under any Company Stock Plan.

(c) Except as set forth in this Section 4.05 and for changes since the Capitalization Date resulting from the exercise or settlement of Company Equity Awards outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) with respect to the Company being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company or any of its Subsidiaries. There are no outstanding obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. No Subsidiary of the Company owns any Company Securities.

(d) All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Company Equity Award will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable, and free of preemptive rights.

(e) Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 5.11, no “business combination,” “control share,” “fair price,” “moratorium” or other anti-takeover law, including Section 203 of the DGCL, or anti-takeover provision in the organizational documents of the Company or any of its Subsidiaries applies or will apply with respect to this Agreement or the transactions contemplated hereby. The Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar law are not applicable to this Agreement and the transactions hereby, including the Merger. The Company is not party to and does not have in force any stockholder rights agreement or “poison pill” or similar anti-takeover agreement or plan.

Section 4.06 Subsidiaries.

(a) Section 4.06(a) of the Company Disclosure Schedule sets forth a complete and correct list of each of the Company’s Subsidiaries and the authorized, issued and outstanding interests of each such Subsidiary. All of the issued and outstanding equity interests of each of the Company’s Subsidiaries are fully paid, non-assessable, free of preemptive rights and are owned by the Company, directly or through its Subsidiaries, free and clear of any Liens, other than Permitted Liens. Except for securities held by the Company in connection with its ordinary course treasury investment activities, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interest in, any other Person. Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, there are no outstanding (i) shares of capital stock or voting securities of any of the Company’s Subsidiaries, (ii) securities of any of the Company’s Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of any of the Company’s Subsidiaries, (iii) options, warrants or other rights or arrangements to acquire from any of the Company’s Subsidiaries, or other obligations or commitments of any of the Company’s Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, any of the Company’s Subsidiaries or (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any of the Company’s Subsidiaries (the items in clauses (i)-(iv) with respect to any of the Company’s Subsidiaries being referred to collectively as the “Company Subsidiary Securities”).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Subsidiary of the Company: (i) is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as now conducted and (ii) is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where such qualification is necessary.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) result in any violation or breach of any provision of the certificate of incorporation or by-laws of any of the Company’s Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has Made Available to Parent complete and correct copies of (i) the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2022 and December 31, 2023, (ii) its proxy or information statements relating to meetings of the stockholders of the Company since December 31, 2023 and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2023 (the documents referred to in this Section 4.07(a), together with all amendments thereto, are collectively referred to as the “Company SEC Documents”).

(b) Since December 31, 2022, the Company has filed with the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed by the Company at or prior to the time so required. No Subsidiary of the Company is required to file any report, statement, schedule, form or other document with the SEC.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.

(d) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) As of the date hereof, (i) there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(f) Each required form, report and document containing financial statements that has been filed with the SEC by the Company since December 31, 2022 was accompanied by the certifications required to be filed by the Company’s principal executive officer and principal financial officer, as applicable, pursuant to the Sarbanes-Oxley Act and, at the time of filing of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. To the Knowledge of the Company, neither the Company, nor any current or former executive officer of the Company, has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date hereof.

Section 4.08 Financial Statements; Internal Controls.

(a) The consolidated financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of certain information and footnotes), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods presented therein (subject to normal recurring adjustments in the case of any unaudited interim financial statements).

(b) The Company’s system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and that (i) records are maintained in a manner that in reasonable detail accurately and fairly reflects the transactions and dispositions of the Company’s assets, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors, and (iv) any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be prevented or detected in a timely manner. There were no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2022 (nor has any such material weakness been identified since such date through the date hereof).

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are designed to ensure that (i) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

Section 4.09 Absence of Certain Changes. Since December 31, 2023 (except in connection with the transactions contemplated by this Agreement), (a) the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice, (b) there has not been any event, change, occurrence, development or state of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) none of the Company or any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a material breach of clauses (i), (ii), (vii), (x) or (xvi) of Section 6.01(b).

Section 4.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities or obligations disclosed or provided for in the Company SEC Documents; (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date; (c) liabilities or obligations arising under Contracts to which the Company or any of its Subsidiaries is a party; (d) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement (including the Merger); and (e) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11 Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) there is no Proceeding pending against or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, or any of their respective properties, assets, products or services, or any Person whose liability or obligation the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law and (b) none of the Company or any of its Subsidiaries, or any of their respective properties, assets, products or services, or any Person whose liability or obligation the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, is subject to any outstanding Order. As of the date hereof, there is no pending Proceeding or outstanding Order that challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation, of the Merger.

Section 4.12 Compliance with Applicable Law.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and, since December 31, 2022, has been, in compliance with all Applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, oral notice since December 31, 2022 that remains unresolved (i) of any administrative, civil or criminal investigation or material audit by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries is not in compliance with any Applicable Law, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has in effect all Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted and (ii) there have occurred no defaults (with or without notice or lapse of time or both) under, violations of, or events giving rise to any right of termination, amendment or cancelation of, any such Governmental Authorizations.

(c) Neither the Company nor any of its Subsidiaries: (i) produces, designs, tests, manufactures, fabricates or develops one (1) or more “critical technologies,” within the meaning of such term in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (ii) performs any of the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” within the meaning of such term in the DPA; or (iii) maintains or collects, directly or indirectly, “sensitive personal data,” within the meaning of such term in the DPA, of U.S. citizens.

Section 4.13 Certain Business Practices.

(a) Since December 31, 2019, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries, nor any of the Company’s or the Subsidiaries’ respective officers, directors, or employees, and to the Knowledge of the Company, none of their other Representatives on their behalf, has, directly or indirectly: (i) made or accepted any unlawful payment or given, received, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value to any employee or official of any Governmental Authority or any other Person in violation of any Anti-Corruption Laws or (ii) otherwise taken any action that would constitute a violation of any Anti-Corruption Laws.

(b) Since December 31, 2019, none of the Company nor any of its Subsidiaries, nor any of the Company’s or the Subsidiaries’ respective officers, directors, or employees has: (i) received from any Governmental Authority any written or, to the Knowledge of the Company, unwritten notice, inquiry, or allegation; (ii) entered into any settlement, memorandum of understanding or similar with a Governmental Authority; (iii) made any voluntary or involuntary disclosure to a Governmental Authority; (iv) received any whistleblower reports; or (v) conducted any internal investigation or audit, in each case (i)-(v) concerning any actual, potential or alleged violation or wrongdoing related to any applicable Anti-Corruption Laws.

(c) Since December 31, 2019, the Company and its Subsidiaries have maintained and enforced policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws by the Company and its Subsidiaries, including their respective Representatives, and any other Person acting on behalf of the Company.

Section 4.14 Material Contracts.

(a) Except (i) as filed as exhibits to the Company SEC Documents, (ii) for this Agreement and the other agreements entered into in connection with the transactions contemplated hereby and (iii) for Company Employee Plans, as of the date hereof, neither the Company nor any Subsidiary of the Company is a party to or is bound by any Contract:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(ii) that is with the twenty-five (25) largest customers of the Company and its Subsidiaries, taken as a whole by revenue during the twelve (12) months ended September 30, 2024 (as determined based on revenue recognized during the applicable time period);

(iii) that is with the twenty-five (25) largest vendors of the Company and its Subsidiaries, taken as a whole by annual expense during the twelve (12) months ended September 30, 2024 (as determined based on vendor expense recognized during the applicable time period);

(iv) containing a covenant limiting in any material respect the ability of the Company or any Affiliate or Subsidiary of the Company to compete or engage in any line of business or to compete with any Person in any geographic area;

(v) relating to or evidencing Indebtedness of the Company or any Subsidiary of the Company in excess of $500,000 (excluding, for the avoidance of doubt, intercompany loans between the Company and any of its wholly-owned Subsidiaries or between or among any wholly-owned Subsidiaries of the Company);

(vi) containing a license granted by the Company or any Subsidiary of the Company to Company Intellectual Property, other than non-exclusive licenses of Company Intellectual Property granted to third parties in the ordinary course of business;

(vii) containing a license granted to the Company or any Subsidiary of the Company to Third Party Intellectual Property, other than non-exclusive licenses of Third Party Intellectual Property granted to Company or any Subsidiary of the Company in the ordinary course of business;

(viii) relating to or evidencing a capital expenditure or obligation to make any capital commitment that is effective as of the date hereof and in an amount in excess of $500,000 in the aggregate;

(ix) relating to the acquisition of any interest in another entity (whether by merger, consolidation, recapitalization, share exchange, sale of stock, sale of assets or otherwise), in each case, under which there are any continuing “earn out” or other contingent payment or indemnification obligations on the part of the Company or its Subsidiaries;

(x) relating to the disposition of any material assets of the Company or any of its Subsidiaries (other than sales of inventory in the ordinary course of business), in each case, under which there are any continuing “earn out” or other contingent payment or indemnification obligations on the part of the Company or its Subsidiaries;

(xi) involving any material partnership, joint venture or similar arrangement or that prohibits the payment of dividends or distributions in respect of the equity interests of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by the Company or any of its Subsidiaries;

(xii) containing (A) “most favored nation,” “exclusivity” or similar provisions, (B) a right of first refusal or right of first offer or similar right that limits the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of assets, rights or properties or (C) a minimum purchase or minimum volume obligation of the Company and its Subsidiaries, in each case, that is material to the Company and its Subsidiaries, taken as a whole;

(xiii) that is with any Governmental Authority, whose revenue during the twelve (12) months ended September 30, 2024 (as determined based on revenue recognized during such time period) exceeded $360,000;

(xiv) that is a Labor Agreement;

(xv) that would be required to be disclosed by Section 404(a) of Regulation S-K under the Exchange Act; and

(xvi) any material amendments, supplements and/or modifications in respect of any of the foregoing.

(b) Each Contract of the type described above in Section 4.14(a), whether or not set forth in Section 4.14(a) of the Company Disclosure Schedule, is referred to herein as a “Material Contract”, and complete and correct copies of each such Material Contract have been Made Available to Parent. Except for Material Contracts that have expired or terminated by their terms, all of the Material Contracts are (A) valid and binding on the Company or the applicable Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, each other party thereto, and (B) in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. Neither the Company nor any Subsidiary of the Company has, and, to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act under, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a default under, the provisions of any Material Contract, except in each case for those violations, acts (or failures to act) and defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and, neither the Company nor any Subsidiary of the Company has received written notice or, to the Knowledge of the Company, oral notice of any of the foregoing.

Section 4.15 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) (i) all Company Returns required to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all Applicable Laws and (ii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes due and owing (whether or not shown on any such Company Return);

(b) (i) no deficiencies for Taxes of the Company or any of its Subsidiaries have been assessed by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries in respect of any Tax and (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file income or franchise Tax Returns that it is or may be subject to taxation by that jurisdiction;

(c) there are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens;

(d) since December 31, 2019 through the date hereof, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code;

(e) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

(f) (i) neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company or one of its Subsidiaries is or was the common parent) and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than any member of an affiliated group of which the Company or one of its Subsidiaries is or was the common parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Applicable Law), or as a transferee or successor;

(g) there are no Tax sharing agreements (other than customary commercial or financial arrangements entered into in the ordinary course of business and the primary subject of which is not Tax), with respect to which the Company or any of its Subsidiaries is a party;

(h) the Company and each of its Subsidiaries has timely withheld and paid to the appropriate Taxing Authority all Taxes required to have been withheld and paid by them in connection with amounts paid or owing to any employee, independent contractor or other Person;

(i) the Company and each of its Subsidiaries has (i) collected and remitted all sales, use, value added and similar Taxes with respect to sales made or services provided by it to its customers and (ii) received and retained any appropriate Tax exemption certificates or other documentation for all such sales made or services provided without charging or remitting material amounts of sales, use, value added or similar Taxes that qualify as exempt from sales or similar Taxes;

(j) neither the Company nor any of its Subsidiaries conducts a trade or business, has a permanent establishment (within the meaning of an applicable Tax treaty), operates or conducts business through any branch, or is otherwise subject to Taxation in any country other than the country of its formation;

(k) neither the Company nor any of its Subsidiaries (i) has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or treated as a U.S. corporation under Section 7874(b) of the Code or (ii) in the case of any non-U.S. Subsidiary, was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant Treasury Regulations Section 301-.7701-5(a);

(l) the Company and each of its Subsidiaries have complied with Applicable Law with respect to transfer pricing, including preparing, obtaining or retaining all required documentation;

(m) neither the Company nor any of its Subsidiaries will be required to make any payment after the Closing in respect of Section 965 of the Code;

(n) no closing agreements, private letter rulings, Tax holidays, technical advice memoranda or similar agreements or rulings related to Taxes have been entered into, issued by or requested from any Governmental Authority with or in respect of the Company or any of its Subsidiaries;

(o) neither the Company nor any of its Subsidiaries is the beneficiary of any Tax incentive, deferral, holiday, abatement or similar arrangement with any Governmental Authority that would be subject to any recapture, clawback, rescission, termination or similar adverse consequence as a result of the Merger; and

(p) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or any portion thereof) ending after the Closing Date (i) under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding state, local or foreign Tax laws) by reason of a change in method of accounting in any taxable period ending on or before the Closing Date, (ii) pursuant to the provisions of any closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Applicable Law) executed on or prior to the Closing Date, (iii) as a result of an installment sale or open transaction entered into prior to the Closing or (iv) as a result of any prepaid amount or deferred revenue accrued or received on or prior to the Closing Date that is outside the ordinary course of business.

Section 4.16 Employee Benefit Plans.

(a) Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list of each Company Employee Plan other than any offer letter that (x) is terminable “at will” (or following a notice period imposed by Applicable Law) without any contractual obligation on the part of the Company or any Subsidiary of the Company to make any severance, termination, change in control, or similar payment, and (y) does not provide any material employee benefits or compensation arrangements (other than base salary or base wage rate and target cash incentive compensation opportunities) not otherwise included on Section 4.16(a) of the Company Disclosure Schedule. With respect to each material Company Employee Plan, the Company has made available to Parent true, correct and complete copies of, as applicable (i) the plan document and all amendments thereto (or, in the context of an unwritten Company Employee Plan, the material terms and conditions thereof), (ii) the summary plan description and all summaries of material modifications thereto, (iii) the most recently filed Form 5500, (iv) the determination, opinion or advisory letter from the Internal Revenue Service, and (v) all non-routine communications with a Governmental Authority during the preceding six (6) years. No Company Employee Plan is, and none of the Company, any of its Subsidiaries or any ERISA Affiliate sponsors, maintains, contributes, or is obligated to contribute to, or has in the past six (6) years sponsored, maintained, contributed, or been obligated to contribute to, or otherwise has any liability with respect to, an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is a multiemployer plan within the meaning of Section 3(37) of ERISA. No Company Employee Plan is, and none of the Company or any of its Subsidiaries has any liability with respect to, a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(b) Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a currently effective favorable determination or opinion letter and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to result in such a Company Employee Plan not being so qualified. Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company or any of its Subsidiaries: (i) each Company Employee Plan has been maintained at all times in compliance with its terms and with Applicable Laws, including ERISA and the Code; (ii) no litigation, arbitration, or other claim is pending with respect to any Company Employee Plan (other than routine claims for benefits) and, to the Knowledge of the Company, no such litigation, arbitration or other claim is threatened; (iii) there are no governmental audits, examinations or investigations pending or, to the Knowledge of the Company, threatened in connection with any Company Employee Plan, (iv) there has been no breach of fiduciary responsibilities with respect to any Company Employee Plan, and (v) none of the Company or any of its Subsidiaries has any liability (whether or not assessed) for a Tax under Chapter 43 of the Code (including on account of an indemnification obligation).

(c) Except as provided in this Agreement or as required under Applicable Law, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or together with any other event) result in, or cause the accelerated vesting, funding, or delivery of, or increase the amount or value of, any payment, benefit or other compensation to any current or former employee, officer, director, or other service provider of the Company or any Subsidiary of the Company. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or together with any other event) (i) result in any “parachute payment” (as defined in Section 280G(b)(2) of the Code), or (ii) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any current or former employee, director or consultant of the Company or any Subsidiary of the Company.

(d) No Company Employee Plan provides, or is obligated to provide, for post-retirement or post-termination health, life insurance or other welfare benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar state Applicable Law (or through the end of the month in which a termination of employment occurs pursuant to the terms of an existing Company Employee Plan in effect as of the date hereof).

(e) Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company or any of its Subsidiaries or any current or former employee or other service provider of the Company or any of its Subsidiaries, each Company Employee Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has at all times been operated and maintained in compliance with the requirements of Section 409A of the Code.

(f) With respect to each Company Employee Plan that is subject to laws outside of the United States (a “Non-US Plan”), except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company or any of its Subsidiaries: (i) if required to have been approved by any non-U.S. Governmental Authority (or permitted to have been approved to obtain any beneficial tax or other status), such Non-US Plan has been so approved or timely submitted for approval; no such approval has been revoked (nor, to the Knowledge of Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor that is reasonably likely to affect any such approval or increase the costs relating thereto; (ii) if intended to be funded and/or book reserved, such Non-US Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions. No Non-US Plan is a defined benefit plan or similar arrangement.

(g) Neither the Company nor any Subsidiary of the Company is or has at any time been an “employer,” or is or within the last six (6) years has been “connected with” or an “associate of” an “employer” (as those terms are used in the United Kingdom Pensions Act 2004) of a pension scheme or arrangement in the United Kingdom that provides benefits which are calculated on a defined benefit basis.

(h) No current or former employee, director or officer of the Company or any Subsidiary of the Company has previously transferred to a member of the Company or any Subsidiary of the Company pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006, as amended, who at any time prior to such transfer was a member of a defined benefit pension plan in the United Kingdom, in circumstances where the Company or any Subsidiary of the Company has inherited any obligation (whether contingent or otherwise) to fund, or otherwise meet the cost of, any enhanced early retirement or redundancy benefits, which are derived from such former employer’s pension plan.

Section 4.17 Labor and Employment Matters.

(a) The Company has provided to Parent a true, correct, and complete list of all employees of the Company or any Subsidiary of the Company, showing for each employee, each as applicable, (i) name or identification number, (ii) job title, (iii) location (city, state (where applicable), and country), (iv) date of hire, (v) hourly rate or annual salary or other basis of compensation, including commission, bonus or other incentive-based compensation payments, (vi) full-time or part-time status, (vii) exempt or non-exempt status under applicable wage and hour laws, (viii) paid-time off accrued as of the last payroll period prior to the date of this Agreement, (ix) employing entity, and (x) employment status as active or on leave (including type of leave and anticipated date of return). The Company has also provided to Parent a true, correct, and complete list of all independent contractors (other than those employed or retained by third party corporate entities), consultants, and all other individuals who provide services to the Company or any Subsidiary of the Company either personally or through a single member corporate entity and receive a Form 1099, of the Company or any Subsidiary of the Company.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in and have been in compliance since December 31, 2022, with (i) all Applicable Laws respecting employment and employment practices, including Applicable Laws regarding terms and conditions of employment, hiring, background checks worker classification, collective bargaining, disability rights or benefits, accommodations, privacy, identity and employment eligibility verification, immigration and authorization to work, occupational health and safety, child labor, reductions in force, plant closings, mass layoffs, termination of employment, group terminations, wages, compensation, hours and benefits, payment, working time, overtime, meal and rest breaks, harassment, employment discrimination, retaliation, pay equity, equal opportunity, pay transparency, affirmative action, record retention, notice, leaves of absence, workers’ compensation, unemployment compensation, and the collection and payment of withholding or payroll taxes and similar taxes, and (ii) there are no arrearages in the payment of wages, remuneration, overtime pay, wage premiums, payments, severance, termination payments, fees, salaries, commissions, bonuses, or other direct or indirect compensation to any current or former employees, consultants or independent contractors for any services or amounts required to be reimbursed or otherwise paid.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof and since December 31, 2022, (A) there have been no, and neither the Company nor any Subsidiary of the Company has received written notice of any, Proceedings pertaining to labor, employment, or employment practices of the Company or any Subsidiary of the Company, (B) to the Knowledge of the Company, no written complaints relating to labor, employment, or employment practices of the Company or any Subsidiary of the Company have been made to any Governmental Authority or submitted to the Company or any Subsidiary of the Company.

(d) Neither the Company nor any Subsidiary of the Company is a party to, or otherwise bound by, any collective bargaining agreement, contract or other agreement or understanding (including all addenda, side letters, memoranda of understanding, and ancillary agreements thereto) with a trade or labor union, works council, employee association, labor organization, other bargaining unit representative (each a “Union” and such an agreement or arrangement with a Union, a “Labor Agreement”), nor are there any negotiations or discussions currently pending or occurring between the Company or any Subsidiary of the Company and any Union regarding any Labor Agreement or any other work rules or polices. There have been no decertifications of any Unions and no terminations of any Labor Agreements pertaining to the Company or any Subsidiary of the Company that resulted in any liability to the Company or any Subsidiary of the Company that remains outstanding. Neither the Company nor any Subsidiary of the Company are required to notify, consult with, negotiate with, or bargain with any Union relating to the transactions contemplated by this Agreement. There are no Unions representing or purporting to represent any employee of the Company or any Subsidiary of the Company nor are there any Labor Agreements that pertain to any employee of the Company.

(e) As of the date hereof, and since December 31, 2022, neither the Company nor any Subsidiary of the Company is or has been subject to any (A) unfair labor practice charges, labor disputes or grievances (other than routine immaterial individual grievances), labor arbitration or other Proceedings in any forum, (B) demands for recognition, representation Proceeding or petition seeking a representation Proceeding or to compel, require or demand the Company or any Subsidiary of the Company to bargain with any Union nor are any such demands, petitions, or Proceeding threatened involving any employee or groups of employees of the Company or any Subsidiary of the Company, or (C) pending or threatened labor strike, picketing, slowdowns, handbilling, work stoppages, lockout, or other labor dispute or disruption by its employees.

(f) Since December 31, 2022, no allegations of sexual harassment, sexual assault, or sexual misconduct have been made or threatened by or against any current or former officer, director, manager, executive or employee of or other individual service provider of the Company or any Subsidiary of the Company, and neither the Company nor any Subsidiary of the Company has entered into any settlement or separation agreements related to allegations or claims of sexual harassment, sexual assault, or sexual misconduct by or against any employee, manager, director, executive, officer or other individual service provider. There have been prompt, thorough, and impartial investigations of all allegations of sexual harassment or discriminatory harassment of which the Company or any Subsidiary of the Company is or was aware. The Company or any Subsidiary of the Company has taken all reasonable and necessary corrective actions with respect to such allegations that is reasonably calculated to prevent further discrimination and harassment with respect to each allegation with potential merit.

(g) Since December 31, 2022, neither the Company nor any Subsidiary of the Company has implemented or effectuated a “mass layoff” or “plant closing” as defined under the Worker Adjustment and Retraining Notification Act of 1988 or by any equivalent foreign or state Applicable Law (the “WARN Act”) or other employment decision sufficient in number to trigger application of the WARN Act. In the past ninety days, the Company has not implemented or effectuated any “employment loss” (as that term is defined in an applicable WARN Act).

Section 4.18 Insurance. True, correct and complete copies of all currently effective material insurance policies issued in favor of the Company or any of its Subsidiaries have been Made Available to Parent. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid; (b) neither the Company nor any of its Subsidiaries is in breach of or default under any of such insurance policies; and (c) since December 31, 2022, the Company has not received any written notice of termination or cancelation or denial of coverage with respect to any insurance policy.

Section 4.19 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) the Company and its Subsidiaries are in compliance with all Environmental Laws;

(b) the Company and its Subsidiaries hold all Environmental Permits required for the operation of the business of the Company and its Subsidiaries as currently conducted and are in compliance with the terms and conditions of such Environmental Permits;

(c) no claim or written notice is pending, or to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries is in material violation of, or has material liability under, any Environmental Law; and

(d) to the Knowledge of the Company, since December 31, 2022 through the date hereof, no Hazardous Substance has been released as a result of the operation of the business of the Company and its Subsidiaries.

Section 4.20 Intellectual Property.

(a) Section 4.20(a) of the Company Disclosure Schedule contains a complete list as of the date hereof of all Patents, pending applications to register Patents, registered Marks, pending applications to register Marks and registered Copyrights and pending applications to register Copyrights, in each such case that are included in the Company Intellectual Property (collectively, the “Company Registered Intellectual Property”). The Company and its Subsidiaries own the Company Intellectual Property listed on Section 4.20(a) of the Company Disclosure Schedule, free and clear of all Liens, other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) All Company Registered Intellectual Property material to the operation of the business of the Company and its Subsidiaries has been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned. All such Company Registered Intellectual Property is valid, subsisting, and, to Knowledge of the Company, enforceable. No Proceeding is pending or, to Knowledge of the Company, is threatened, that challenges the legality, validity, enforceability, registration, use or ownership of any such Company Registered Intellectual Property. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice challenging such legality, validity, enforceability, registration, use or ownership.

(c) Since December 31, 2022, there have been, and as of the date hereof there are, no legal disputes or claims pending or threatened in writing alleging infringement or misappropriation of any Intellectual Property of any Person (“Third-Party Rights”) by the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The operation of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate, dilute or otherwise violate any Third-Party Right, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) To the Knowledge of the Company, there is no infringement, misappropriation, dilution or other violation by any Person of any of the Company Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has made or asserted any written charge, complaint, claim, demand or notice since December 31, 2022 (or earlier, if presently not resolved) alleging any such infringement, misappropriation, dilution, or violation.

(f) The Company and its Subsidiaries have maintained commercially reasonable security measures to protect the confidentiality of any and all (i) Trade Secrets included in the Company Intellectual Property and (ii) all confidential information provided by any third party to the Company or any of its Subsidiaries.

(g) The source code that embodies any material Company Intellectual Property contained in the Company Proprietary Software is and has been maintained in confidence by the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or otherwise make available such source code to any escrow agent or other Person.

(h) The Company and its Subsidiaries are in material compliance with all terms and conditions of any license for Open Source Software that is contained in, incorporated into, lined or called by, distributed with, or otherwise used by the Company and its Subsidiaries. To the Knowledge of the Company, no Company Proprietary Software contains, incorporates, links or calls to any Open Source Software in a manner that obligates the Company or its applicable Subsidiary to disclose, make available, offer or deliver any portion of the source code of such Company Proprietary Software or component thereof to any third party, other than the applicable Open Source Software.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the computer systems, servers, network equipment and other computer hardware owned, leased or licensed by the Company and its Subsidiaries (“IT Systems”) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted. To the Knowledge of the Company, since December 31, 2023 through the date hereof, there has been no material failures, security breach of, unauthorized access to, unauthorized use of, or continued substandard performance of, any of the IT Systems of the Company or any of its Subsidiaries. The Company and its Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities and uses commercially reasonable efforts to act in compliance therewith. To the Knowledge of the Company, there have been no material unauthorized intrusions or breaches of the security of such IT Systems or other adverse events affecting the Company or one of its Subsidiaries which require notification of individuals, law enforcement, or any Governmental Authority.

(j) To the Knowledge of the Company, neither the IT Systems nor the Software Products contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code intentionally designed to perform any of the following functions: disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed (collectively, “Malicious Code”). The Company and its Subsidiaries have implemented reasonable measures designed to prevent the introduction of Malicious Code into the Software Products and IT Systems (if within the control of the Company), including firewall protections and regular virus scans.

(k) For purposes of this Agreement:

(i) “Company Intellectual Property” means all material Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

(ii) “Company Proprietary Software” means all Software owned or purported to be owned by the Company or any of its Subsidiaries, including all Software under development by or for the Company or any of its Subsidiaries.

(iii) “Intellectual Property” means all intellectual property rights in any jurisdiction, including:

(A) patents and patent applications (collectively, “Patents”);

(B) trade names, trade dress, logos, slogans, Internet domain names, brand names, corporate names, registered and unregistered trademarks and service marks, and other indicia or origin and all applications and registrations in connection therewith (collectively, “Marks”);

(C) copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, “Copyrights”); and

(D) trade secrets and other intellectual property rights in confidential and proprietary information, including inventions, discoveries and invention disclosures, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, schematics, blueprints, flow charts, models, strategies and prototypes (collectively, “Trade Secrets”).

(iv) “Open Source Software” means any software (in source or object code form) that is subject to (A) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (B) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (1) disclosed, distributed, made available, offered, licensed or delivered in source code form, (2) licensed for the purpose of making derivative works, (3) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (4) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

(v) “Software” means all software (including assemblers, applets, compilers, source code, object code, intermediate/byte code, executable code, systems, specifications, embodiments of algorithms, tools, user interfaces, data, databases (including scripts required to build and/or maintain such databases), firmware, and related documentation), together with any error corrections, updates, modifications or enhancements thereto, in both machine-readable form and human-readable form.

(vi) “Software Product” means Company Proprietary Software currently licensed, offered as a service or otherwise made available by the Company or any of its Subsidiaries to any customer.

Section 4.21 Properties.

(a) No real property is owned in fee by the Company or any of its Subsidiaries.

(b) Section 4.21(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”), (ii) the address for each Company Leased Real Property and (iii) any ongoing tenant or landlord improvements or alterations or other capital improvements with respect to the Company Leased Real Property. The Company has made available to Parent true and complete copies of each lease, sublease, license or occupancy agreement in effect as of the date hereof granting rights in the Company Leased Real Property and any and all amendments, modifications, guaranties and side letters relating thereto (each a “Company Real Property Lease”). The Company Leased Real Property constitutes all of the material real property used or necessary for use in connection with the conduct of the business of the Company and its Subsidiaries as presently conducted.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have a valid leasehold interest in the Company Leased Real Property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course as currently conducted, free and clear of all Liens except Permitted Liens.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all terms and conditions of each Company Real Property Lease, and neither the Company nor any of its Subsidiaries has received any written notice of default thereunder which is outstanding and remains uncured beyond any applicable period of cure, and to the Knowledge of the Company, there is no existence of any default, or event or circumstance that, with notice or lapse of time, or both, that would constitute a default or permit the termination, modification or acceleration of rent under such Company Real Property Lease by the party that is the lessee or lessor of such Company Leased Real Property.

(e) Except as set forth on Section 4.21(e) of the Company Disclosure Schedule, (i) the transactions contemplated by this Agreement do not require the consent of any other party to any Company Real Property Lease, will not result in a breach of or default under any Company Real Property Lease, or otherwise cause such Company Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, (ii) to the Knowledge of the Company, there are no disputes with respect to any Company Real Property Lease (or sublease), (iii) neither the Company nor any Subsidiary owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to any Company Real Property Lease, (iv) the Company or Subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy any Company Leased Real Property or any portion thereof and (v) neither the Company nor any Subsidiary has received any notice of any proceedings in eminent domain, condemnation or other similar proceedings with respect to any Company Leased Real Property.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have title to, or a valid leasehold interest in, all material tangible personal property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course as currently conducted.

Section 4.22 Data Privacy.

(a) The Company and each Subsidiary comply and have at all times complied in all material respects, since December 31, 2022, with all applicable (i) Privacy Laws, (ii) written policies, notices, and/or statements related to privacy, security or the Processing of Personal Information (each, a “Privacy Policy”), and (iii) contractual commitments related to privacy, security, or the Processing of Personal Information (collectively, the “Privacy Requirements”). To the Knowledge of the Company, in connection with its activities involving the processing of Personal Information on behalf of the Company and/or its Subsidiaries, the Data Partners have not violated applicable Privacy Laws in any material respect. All Company Privacy Policies are accurate, consistent and complete and not misleading or deceptive, including by omission, in all material respects.

(b) The Company and each Subsidiary have contracts in place with all third parties Processing Personal Information on behalf of the Company and/or sharing Personal Information with the Company (collectively, “Data Partners”), as required by the Privacy Requirements, which impose on such Data Partners appropriate obligations related to privacy, security, and the Processing of Personal Information and otherwise comply with the Privacy Requirements.

(c) Since December 31, 2022, the Company and each Subsidiary have implemented, maintained and complied in material respects with technical, physical, and organizational measures designed to protect Personal Information and confidential information against Security Incidents. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company, any Data Partner, has experienced any material Security Incidents.

(d) In relation to any Security Incident and/or actual or alleged violation of a Privacy Requirement, neither the Company nor any Subsidiary has (i) notified or been required to notify any Person, or (ii) received any notice, inquiry, request, claim, complaint, correspondence or other communication from, or been the subject of any investigation or enforcement action by, any Person.

Section 4.23 Brokers’ Fees. Except for Lazard, there are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Company or any of its Subsidiaries who are entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement. The Company has, prior to the execution and delivery of this Agreement, made available to Parent and Merger Sub a true, correct, and complete copy of the Company’s engagement letter (and any amendments thereto) with Lazard.

Section 4.24 Opinion of Financial Advisor. The Company Board has received from Lazard an opinion, dated as of the date hereof, to the effect that, as of such date and based upon and subject to the assumptions, qualifications, matters and limitations set forth therein, the consideration to be received in the Merger by the holders of Company Common Stock (other than Parent, Guarantor, Merger Sub, and their respective direct or indirect Subsidiaries, and any holders of Company Common Stock that have properly and validly exercised and not withdrawn their statutory rights of appraisal in respect of such shares of Company Common Stock under Section 262 of the DGCL) pursuant to this Agreement is fair, from a financial point of view, to such holders.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that:

Section 5.01 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.

Section 5.02 Corporate Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of (x) the HSR Act and (y) any other Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) (a) result in any violation or breach of any provision of the certificate of incorporation or by-laws (or similar governing documents) of Parent or the certificate of incorporation or by-laws of Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, result in a violation or breach of any provision of any Applicable Law or Order, or (c) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under, or result in termination or give to others any right of termination of, any Contract to which Parent, Guarantor, Merger Sub or any other Subsidiary of Parent is a party, or by which any of their respective properties or assets are bound, with such exceptions, in the case of each of clauses (b) and (c) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05 Capitalization and Operation of Merger Sub. All of the outstanding equity interests of Merger Sub have been duly authorized and validly issued. All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

Section 5.06 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

Section 5.07 Litigation. As of the date hereof, there is no Proceeding pending, or, to the knowledge of Parent, threatened in writing, that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.08 Financing. Parent has available to it, and (assuming satisfaction, or waiver in accordance with Section 9.03, of the conditions of Parent’s and Merger Sub’s obligations to consummate the Merger) will have on the Closing Date, the funds necessary to (i) consummate the transactions contemplated by this Agreement and to make all of the payments contemplated by this Agreement; (ii) pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub in connection with the Merger; and (iii) satisfy all of the other payment obligations of Parent and Merger Sub contemplated hereunder.

Section 5.09 Solvency. Assuming (i) satisfaction of the conditions of Parent’s and Merger Sub’s obligations to consummate the Merger, and after giving effect to the consummation of the Merger and (ii) the accuracy in all material respects of the representations and warranties of the Company set forth in Article 4:

(a) each of Parent, Guarantor, Merger Sub, the Surviving Corporation and their respective Subsidiaries will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated by this Agreement; and

(b) no transfer of property is being made by Parent, Merger Sub, the Surviving Corporation or any their respective Subsidiaries (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries in connection with the transactions contemplated by this Agreement (or any series of related transactions or any other transactions in close proximity with the transactions contemplated by this Agreement) (i) with the intent to hinder, delay or defraud either present or future creditors of the Company, the Surviving Corporation, Parent, Merger Sub, any Affiliate of Parent or any of their respective Subsidiaries, (ii) that could render the Company, the Surviving Corporation, Parent, Merger Sub, any Affiliate of Parent or any of their respective Subsidiaries not Solvent (or in the zone of insolvency) or (iii) have a material adverse effect on the long term financial sustainability or operability of the Company, the Surviving Corporation, Parent, Merger Sub, any Affiliate of Parent or any of their respective Subsidiaries.

For purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (x) the amount of the “fair saleable value” of the assets and property of such Person, in each case, will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent, subordinated and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 5.10 Absence of Certain Agreements. As of the date hereof, none of Parent, Guarantor, Merger Sub or any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any stockholder of the Company would be entitled to receive, in respect of any share of Company Common Stock, consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent, Guarantor or Merger Sub in connection with the transactions contemplated by this Agreement. As of the date hereof, there are no agreements, arrangements or understandings (in each case, whether oral or written) between Parent, Guarantor, Merger Sub, or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement. None of Parent, Guarantor, Merger Sub nor any of their respective Affiliates has entered into any Contract with any Person prohibiting or seeking to prohibit such Person from providing or seeking to provide debt financing to any Person in connection with a transaction involving the Company or any of its Subsidiaries in connection with the Merger.

Section 5.11 Stock Ownership. None of Parent, Guarantor or Merger Sub owns any shares of capital stock of the Company. None of Parent, Merger Sub, nor any of their respective Affiliates is an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL.

Section 5.12 Brokers’ Fees. There is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

ARTICLE 6

COVENANTS

Section 6.01 Conduct of the Company.

(a) Except for matters (i) expressly contemplated by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law or the rules or regulations of Nasdaq, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in all material respects in the ordinary course, consistent with past practice, and (y) use its commercially reasonable efforts to preserve intact the business organization, goodwill, and material business relationships of the Company and its Subsidiaries including, but not limited to, its relationships with its current officers, employees, consultants, independent contractors, vendors, suppliers, customers, resellers, licensors, licensees and Governmental Authorities.

(b) Without limiting the generality of the foregoing, except for matters (i) expressly contemplated by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law or the rules or regulations of Nasdaq, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to:

(i) amend the Company’s certificate of incorporation or by-laws, or amend in a manner materially adverse to the Company, any certificate of incorporation or by-laws, or other comparable charter or organizational documents, of the Company’s Subsidiaries;

(ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent;

(iii) (A) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries, (B) except as otherwise provided in Section 6.01(b)(iv), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its Subsidiaries, or (C) purchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities, except for acquisitions of shares of Company Common Stock by the Company in satisfaction by holders of Company Equity Awards of the applicable exercise price or withholding taxes with respect to such Company Equity Awards;

(iv) issue, deliver, sell or grant any Company Securities or Company Subsidiary Securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or pursuant to the terms of Company RSU Awards that are outstanding on the date hereof or issued not in violation of this Agreement, in each case in accordance with the applicable terms of such Company Equity Award;

(v) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring or recapitalization of the Company or any of its Subsidiaries;

(vi) except as required to be made pursuant to the terms of Company Employee Plans, or Labor Agreement, in effect as of the date hereof (A) increase the salary, wages, benefits, bonuses, or other compensation payable or to become payable to employees or other individual service providers of the Company or any of its Subsidiaries, except for increases in base salary or wage rates and target cash incentive compensation opportunities for employees with an annual base cash compensation (whether as a result of annual base salary or base wage rate) of less than $300,000, in each case made in the ordinary course of business consistent with past practice, (B) establish, adopt, terminate, enter into or materially amend any Company Employee Plan (or arrangement that would be a Company Employee Plan if in effect on the date hereof) other than offer letters entered into in the ordinary course of business consistent with past practice for employees with an annual base cash compensation (whether as a result of annual base salary or base wage rate) of $300,000 or less that are terminable “at will” (or following a notice period imposed by Applicable Law) without any contractual obligation on the part of the Company or any Subsidiary of the Company to make any severance, termination, change in control, or similar payment and that do not provide for any employee benefits or compensation arrangements (other than base salary or base wage rate and target cash incentive compensation opportunities) not otherwise included on Section 4.16(a) of the Company Disclosure Schedule, (C) accelerate the vesting, payment or funding of any compensation, or (D) hire or engage, or terminate (other than for cause) the services of, any employee or individual service provider with an annual base cash compensation (whether as a result of annual base salary or base wage rate) of more than $300,000;

(vii) acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than one or more acquisitions in the ordinary course of business (i) of inventory, supplies, intellectual property assets, raw materials, equipment or similar assets or (ii) that, individually or in the aggregate, involve a purchase price of not more than $500,000;

(viii) sell, assign, lease, license, sublicense, pledge, transfer, subject to any Lien, abandon, allow to lapse or otherwise dispose of any material Company Intellectual Property, material assets or material properties except (i) pursuant to contracts or commitments existing as of the date hereof, (ii) non-exclusive licenses of Company Intellectual Property to customers, contractors, technology and other partners or suppliers of the Company and its Subsidiaries in the ordinary course of business consistent with past practice, (iii) sales of inventory or used equipment in the ordinary course of business consistent with past practice, or (iv) Permitted Liens;

(ix) agree to any covenant materially limiting the ability of the Company or any of its Affiliates or Subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area, or pursuant to which any material benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Parent or any of its Affiliates after the Effective Time;

(x) change any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company’s reports filed with the SEC;

(xi) except for borrowings under the Company’s current credit facilities in the ordinary course of business and except for intercompany loans between the Company and any of its wholly-owned Subsidiaries or between any wholly-owned Subsidiaries of the Company made in the ordinary course of business consistent with past practice, (i) incur, issue, or otherwise become liable for additional Indebtedness in excess of $500,000, (ii) modify in a manner materially adverse to the Company or its Subsidiaries the terms of any material Indebtedness existing as of the date hereof, or (iii) assume, guarantee or endorse the obligations of any Person (other than a wholly-owned Subsidiary of the Company) in excess of $500,000;

(xii) assign, amend or otherwise modify or terminate (other than any Material Contract that has expired in accordance with its terms) any Material Contract or any material Company Real Property Lease, other than any amendment or modification entered into in the ordinary course of business and containing terms, taken as a whole, not materially less favorable to the Company or any of its Subsidiaries than the terms of such Contract in effect as of the date of this Agreement;

(xiii) enter into any Contract (other than Contracts with customers that are entered into in the ordinary course of business consistent with past practice) that, if existing on the date hereof, would be a Material Contract or material Company Real Property Lease;

(xiv) settle, pay, discharge or satisfy any Proceeding, other than any Proceeding that involves only the payment of monetary damages not in excess of $50,000 individually or $100,000 in the aggregate;

(xv) implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements or actually does implicate the notification requirements of the WARN Act, enter into, negotiate, modify, terminate or implicate labor protection payments under any Labor Agreement, or recognize any Union as the bargaining unit of any employee of the Company or any Subsidiary of the Company;

(xvi) make, change or revoke any material Tax election, change any Tax accounting period, make any material change in any of its methods of Tax accounting, settle or compromise any material Tax claim, audit or assessment, amend any Tax Return with respect to any material Tax, enter into any closing agreement relating to any material Tax, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax (excluding, for this purpose, any customary automatic extension to file a Tax Return not requiring the consent of any Taxing Authority), surrender any right to a material Tax refund other than through the passage of time, or initiate any proceeding under any voluntary Tax disclosure, Tax amnesty or similar program;

(xvii) make any material amendments to the Company’s insurance policies, or fail to use commercially reasonable efforts to maintain the Company’s insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and the Company Subsidiaries; or

(xviii) authorize, commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. In addition, notwithstanding the foregoing, nothing in this Section 6.01 shall restrict the Company and its Subsidiaries from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and its wholly-owned Subsidiaries.

Section 6.02 Unsolicited Proposals.

(a) Subject to Section 6.03(b) and Section 6.03(c) and except as permitted by this Section 6.02, until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 8.01, beginning on the date hereof:

(i) the Company shall not, nor shall the Company permit any of its Subsidiaries to, nor shall the Company authorize or knowingly permit any of its Representatives or any of its Subsidiaries’ Representatives to (and the Company shall expressly instruct such Representatives not to), directly or indirectly, (A) solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal, (C) enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement (other than an Acceptable Confidentiality Agreement pursuant to this Section 6.02) with respect to an Acquisition Proposal or enter into any agreement requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement, or (D) approve any transaction (other than the Merger and other transactions contemplated by this Agreement) under, or any Person (other than Parent, Merger Sub and their respective Affiliates) becoming an “interested stockholder” under, Section 203 of the DGCL; and

(ii) the Company shall, and shall cause its Subsidiaries to, and shall expressly direct the Company’s and its Subsidiaries’ Representatives to, immediately cease and terminate any existing discussions or negotiations with any Third Party theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal, and promptly following the date hereof, the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party be returned or destroyed in accordance with the applicable confidentiality agreement in place with such third party.

(b) Notwithstanding anything to the contrary contained in this Agreement, if, at any time prior to obtaining the Stockholder Approval, (i) the Company receives a bona fide written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not result from a breach of this Section 6.02 and (iii) the Company Board determines in good faith, after consultation with a Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then the Company may (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party); provided, however, that the Company (1) will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will promptly (and in any event within twenty-four (24) hours) provide to Parent any non-public information concerning the Company or its Subsidiaries provided to such Third Party, which was not previously provided to Parent. Notwithstanding anything to the contrary contained in this Agreement, the Company and its Representatives may direct any Persons making inquiry regarding a potential Acquisition Proposal to this Agreement, including the specific provisions of this Section 6.02.

(c) The Company shall as promptly as practicable (and in any event within twenty-four (24) hours) notify Parent in writing of the Company’s or any of its Representatives’ receipt of any Acquisition Proposal, which notification shall include a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal) and the identity of the Third Party making such Acquisition Proposal. The Company shall thereafter keep Parent reasonably informed on a prompt basis of the status of any material developments, discussions or negotiations regarding any such Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of all documentation and material correspondence relating thereto that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) within twenty-four (24) hours after receipt thereof.

(d) From the date of this Agreement until the earlier to occur of the valid termination of this Agreement in accordance with its terms and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate, amend or otherwise modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board; provided, that the Company shall be permitted to waive, terminate, amend or otherwise modify, waive or fail to enforce any provision of any such confidentiality, “standstill” or similar agreement if the Company Board determines in good faith (after consultation with its outside legal counsel), that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law.

(e) The Company agrees that any breach of this Section 6.02 by any of its Subsidiaries or Representatives will be deemed to be a breach of this Agreement by the Company.

Section 6.03 Company Recommendation.

(a) Subject to Section 6.03(b) and Section 6.03(c), neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to Parent or Merger Sub, the Company Recommendation, (ii) adopt or recommend, or publicly propose to adopt or recommend, an Acquisition Proposal, (iii) fail to recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after commencement of such offer, (iv) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any

Subsidiary of the Company to execute or enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 6.02), (v) fail to publicly reaffirm the Company Recommendation within ten (10) Business Days after Parent so requests in writing after the occurrence of a material event or development, or (vi) resolve or publicly propose to take any action described in the foregoing clauses (i) through (v) (each of the foregoing actions described in clauses (i) through (vi) being referred to as an “Adverse Recommendation Change”).

(b)

(i) Notwithstanding Section 6.03(a), at any time prior to obtaining the Stockholder Approval, the Company Board may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to do so would be inconsistent with its fiduciary duties under Applicable Law, (A) make an Adverse Recommendation Change in response to either (1) a Superior Proposal or (2) any material fact, event, change, development or circumstance not known by the Company Board as of the date hereof (or, if known, the consequences of which were not known nor reasonably foreseeable) and not relating to any Acquisition Proposal (such fact, event, change, development, circumstance or consequences thereof, an “Intervening Event”) and/or (B) cause the Company to terminate this Agreement pursuant to Section 8.01(h) and authorize the Company to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement shall be entered into promptly following such termination), subject in each case to compliance with the terms of paragraph (ii) or (iii) below, as applicable. The Company shall not be entitled to effect an Adverse Recommendation Change pursuant to this Section 6.03(b)(i) or terminate this Agreement pursuant to Section 8.01(h) if it received an Acquisition Proposal attributable to, as a result of, or in connection with its breach of Section 6.02 or Section 6.03 of this Agreement.

(ii) In the case of a Superior Proposal, (x) no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made and (y) no termination of this Agreement pursuant to Section 8.01(h) may be made:

(A) until after the fifth (5th) Business Day following written notice from the Company advising Parent that the Company Board intends to make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including the terms and conditions of, and the identity of the Third Party making, such Superior Proposal, and a copy of any relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal, which shall require a new notice period of three (3) Business Days, and compliance with this Section 6.03(b) with respect to such new notice);

(B) unless during such five (5) Business Day period (or three (3) Business Day period following an amended proposal), the Company shall, and shall cause its Representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company Board to maintain the Company Recommendation and not make an Adverse Recommendation Change or terminate this Agreement;

(C) unless, prior to the expiration of such five (5) Business Day period (or three (3) Business Day period following an amended proposal), Parent does not make a written proposal to adjust the terms and conditions of this Agreement that the Company Board determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) to be at least as favorable to the Company’s stockholders as the Superior Proposal from a financial point of view; and

(D) unless, following the expiration of such five (5) Business Day period, (or three (3) Business Day period following an amended proposal), the Company Board determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), taking into consideration any amendments to this Agreement proposed in writing by Parent, that the failure to make an Adverse Recommendation Change in response to the Superior Proposal and/or cause the Company to terminate this Agreement pursuant to Section 8.01(h) would be inconsistent with its fiduciary duties under Applicable Law.

(iii) In the case of an Intervening Event, no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made:

(A) until after the fifth (5th) Business Day following written notice from the Company advising Parent that the Company Board intends to take such action and specifying the material facts underlying the determination by the Company Board or a committee thereof that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail (a “Notice of Intervening Event”);

(B) unless during such five (5) Business Day period, the Company shall, and shall cause its Representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to enable Parent to amend this Agreement in such a manner that obviates the need for an Adverse Recommendation Change; and

(C) unless, prior to the expiration of such five (5) Business Day period, the Company Board determines in good faith, taking into consideration any amendments to this Agreement proposed in writing by Parent (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law.

(c) Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under Applicable Law or any disclosure requirements under

Applicable Law, or (iii) making any disclosure that constitutes a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act, which actions shall not constitute or be deemed to constitute an Adverse Recommendation Change; provided, that, solely with respect to (i) and (ii), any such action taken, statement made or disclosure that relates to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly reaffirms the Company Recommendation in such statement or in connection with such action; and provided further, that, a customary “stop, look and listen” communication by the Company Board or any committee thereof pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not, in and of itself, constitute an Adverse Recommendation Change.

Section 6.04 Approval of Merger Agreement.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall establish a record date (and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith) for a special meeting of the Company’s stockholders (including any adjournment and postponement thereof, the “Stockholder Meeting”) for the purpose of considering and taking action upon the matters requiring Stockholder Approval and, subject to the other provisions of this Agreement, as promptly as reasonably practicable after the filing of the definitive Proxy Statement with the SEC, the Company shall, in accordance with Applicable Law and the Company’s governing documents, call, give notice of, convene and hold the Stockholder Meeting (with the record date and meeting date set in consultation with Parent); provided that the Stockholder Meeting shall be scheduled for a date that is not later than thirty (30) Business Days following the date on which the definitive version of the Proxy Statement is first mailed to the Company’s stockholders; and provided, further, that, notwithstanding anything else to the contrary herein, the Company may postpone or adjourn the Stockholder Meeting only (x) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) or (y) otherwise on not more than two (2) occasions (i) for the absence of a quorum, (ii) after consultation with Parent, to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Stockholder Meeting, (iii) to allow additional time for the solicitation of votes, if necessary, in order to obtain the Stockholder Approval, or (iv) if, in the good faith judgment of the Company Board (after consultation with outside legal counsel), the failure to adjourn or postpone the Stockholder Meeting would be inconsistent with its fiduciary duties under Applicable Law; provided, further, that, without the prior written consent of Parent, the Stockholder Meeting shall not be postponed or adjourned to a date that is more than ten (10) Business Days after the date for which the Stockholder Meeting was originally scheduled. The Company shall use its commercially reasonable efforts to (A) cause the definitive Proxy Statement to be mailed to the Company’s stockholders, (B) solicit from stockholders of the Company proxies in favor of the adoption of this Agreement, and (C) take all other action necessary or advisable to secure the vote of the holders of shares of Company Common Stock required by Applicable Law to effect the Merger. Except with the prior written consent of Parent, (i) the adoption of this Agreement, (ii) the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, (iii) adjournment of the Stockholder Meeting, and (iv) other matters as required by Applicable Law shall be the only matters which the Company shall propose to be acted on by the holders of Company Common Stock at the Stockholder Meeting. The Company shall provide updates to Parent with respect to the proxy solicitation for the Stockholder Meeting (including interim results) as reasonably requested by Parent.

(b) As promptly as reasonably practicable, and in any event no later than December 20, 2024, the Company shall prepare a proxy statement in preliminary form for the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and file it with the SEC and the Company, Guarantor and Parent shall cooperate with each other in connection with the preparation of the foregoing, including to cause their respective Affiliates, as applicable, to cooperate with the preparation of the foregoing. The Company shall use commercially reasonable efforts to respond as promptly as practicable to any comments received from the SEC or its staff concerning the Proxy Statement. The Company shall cause the definitive Proxy Statement to be filed with the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable after the preliminary Proxy Statement has been filed with the SEC pursuant to this Section 6.04(b) and either the SEC has indicated that it does not intend to review such Proxy Statement or the SEC has indicated that its review of such Proxy Statement has been completed and, accordingly, the SEC staff advises that it has no further comments to such Proxy Statement. The Company shall notify the other parties hereto promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the others with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent, Guarantor and Merger Sub shall cooperate, and shall cause their Affiliates and advisors to cooperate, with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under Applicable Law. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent and its counsel with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments (including any reasonable additions, deletions or changes suggested thereto by Parent or its counsel) in good faith and (ii) obtain Parent’s written consent (not to be unreasonably withheld, conditioned or delayed) with respect to any statements contained therein that reference Parent or its Affiliates.

(c) Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger (i) will not, on the date it is first filed with the SEC, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company on the one hand, and Parent, Guarantor and Merger Sub on the other hand, each assumes no responsibility with respect to information supplied by or on behalf of, respectively, Parent or Merger Sub or their Affiliates, or the Company or its Affiliates, for inclusion or incorporation by reference in the Proxy Statement. Parent shall ensure that such information supplied by it and its Affiliates for inclusion in the Proxy Statement will not, on the date it is first filed with the SEC, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.05 Access to Information. Subject to Applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and Parent’s other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its books, Contracts and records, to the extent customary and appropriate for the purpose of planning for integration and consummation of the Merger. The foregoing shall not require the Company (a) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would in the good faith judgment of the Company based on advice of counsel jeopardize any attorney-client, work product or other legal privilege or protection (it being agreed that, in the case of clause (a), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection), (b) to provide access to or otherwise make available or furnish any information relating to the process conducted by the Company that led to the execution of this Agreement (except to the extent required by Section 6.02), or (c) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information could in the judgment of the Company based on advice of counsel violate any Applicable Law (it being agreed that, in the case of clause (c), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner and to the extent that is compliant with the relevant Applicable Law). Notwithstanding anything herein to the contrary, Parent, Guarantor and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee of the Company not involved in the negotiation of the transactions contemplated by this Agreement or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, however, that Parent may (i) contact such parties in the ordinary course of business consistent with past practice regarding matters unrelated to the transactions contemplated by this Agreement and (ii) perform market due diligence on a no-names basis without use of or reference to any Evaluation Information or Transaction Information (each as defined in the Confidentiality Agreement), and Parent, Guarantor and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for information made pursuant to this Section 6.05 shall be directed to the Chief Legal Officer or other Person designated by the Company. All such information shall be deemed Evaluation Material (as defined in the Confidentiality Agreement) under and be governed by the terms of the Confidentiality Agreement.

Section 6.06 Notice of Certain Events. Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (a) with respect to the Company, has had or would reasonably be expected have a Company Material Adverse Effect, (b) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect and/or (c) is reasonably likely to result in any of the conditions set forth in Article 7 not being able to be satisfied prior to the End Date. No notification given by any party pursuant to this Section 6.06 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement.

Section 6.07 Employee Matters.

(a) For a period of not less than twelve (12) months after the Closing Date, Parent shall, or shall cause the Surviving Corporation to, provide each employee of the Company or its Subsidiaries immediately before the Effective Time who continues employment with Parent, the Surviving Corporation, or any Subsidiary of Parent or the Surviving Corporation following the Closing Date (each a “Continuing Employee”) with (i) an aggregate base salary or base hourly rate, as applicable, and target cash incentive compensation opportunity (including bonuses and commissions) that is no less than was provided to each such Continuing Employee immediately prior to the Effective Time; provided, however, that, during such 12-month period, in no event shall the base salary or base hourly rate, as applicable, for any Continuing Employee be reduced by more than 10% and (ii) employee benefits (including health and welfare and defined contribution retirement plans, but excluding equity incentive compensation, change in control, transaction, retention and similar non-recurring compensation) that are no less favorable in the aggregate than those provided to each such Continuing Employee as of immediately prior to the Effective Time and (iii) severance benefits equal to the benefits provided under any agreement or arrangement set forth in Section 6.07(a) of the Company Disclosure Schedule.

(b) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, ensure that each Continuing Employee receives full credit for eligibility to participate, vesting, and, with respect to vacation entitlement and severance benefits only, level of benefits for service with the Company and its Subsidiaries (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs, and policies of the Surviving Corporation, as applicable, in which such employees become participants; provided, that the foregoing shall not apply with respect to (i) benefit accrual under any defined benefit pension plan or retiree welfare plan or to the extent that its application would result in a duplication of benefits or (ii) equity or equity-based incentives or benefits in place before the Effective Time. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Employee Plan as of the Effective Time, which shall be subject to accrual limits and forfeiture conditions comparable to those applicable at the Company immediately prior to the Effective Time.

(c) From and after the Effective Time, with respect to each benefit plan maintained by Parent or any of its Subsidiaries that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (each, a “Parent Welfare Plan”) in which any Continuing Employee is or becomes eligible to participate, Parent shall use commercially reasonable efforts to cause each such Parent Welfare Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations, and exclusions with respect to participation and coverage requirements applicable under such Parent Welfare Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations, and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to such Continuing Employee’s commencement of participation in such Parent Welfare Plan; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Welfare Plan in satisfying any applicable co-payment, deductible or out-of-pocket maximum requirements under such Parent Welfare Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Employee Plan.

(d) From and after the Closing Date, Parent shall cause the Surviving Corporation and their respective Subsidiaries to honor, in accordance with its terms, each Company Employee Plan set forth on Section 6.07(d) of the Company Disclosure Schedule. Parent acknowledges that the transaction contemplated hereby shall constitute a “change in control”, “change of control”, and/or “sale event” (or a term of similar import) for purposes of each Company Employee Plan set forth on Section 4.16(a) of the Company Disclosure Schedule that uses such term (or a term of similar import).

(e) The provisions of this Section 6.07 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.07 shall create such rights in any such individuals. Nothing in this Section 6.07 shall be deemed to: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective Subsidiaries to terminate the employment of any Continuing Employee; (ii) amend any Parent Welfare Plan or other employee benefit plan or arrangement; or (iii) require Parent, the Surviving Corporation, or any of their Affiliates to continue or amend any particular benefit plan before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

Section 6.08 State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective boards of directors shall grant such approvals and take such actions within their respective authority as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.09 Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement. Without limiting the foregoing, immediately after the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

Section 6.10 Director and Officer Liability.

(a) For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s and the Company’s Subsidiaries’ officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.10(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company (and the Company may obtain, and at Parent’s request shall use commercially reasonable efforts to obtain, such prepaid “tail” or “runoff” policies) prior to the Effective Time, after reasonable consultation with Parent, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from acts, errors or omissions that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement.

(b) From and after the Effective Time, the Surviving Corporation shall: (i) indemnify (including advancement of expenses) and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or incurred by such Indemnified Party in connection with or arising out of any action, suit or other Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such director or officer or an employee or agent of the Company or any Subsidiary of the Company or otherwise in connection with any action taken or not taken at the request of the Company or any Subsidiary of the Company or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan), in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by this Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party), to the fullest extent permitted under Applicable Law; and (ii) fulfill and honor in all respects the obligations of the Company pursuant to: (x) each indemnification agreement set forth on Section 6.10(b) of the Company Disclosure Schedule in effect as of the date hereof between the Company and any Indemnified Party; and (y) any indemnification provision

(including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or by-laws of the Company as in effect on the date hereof. The Surviving Corporation shall pay all expenses, including reasonable attorneys’ fees and expenses, that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under this Section 6.10. The Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to those subject to those provisions as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the Company as of the date hereof.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.

The provisions of this Section 6.10 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or by-laws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.10 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party unless (x) such termination or modification is required by Applicable Law or (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 6.10).

Section 6.11 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company, Guarantor and Parent shall use their respective reasonable best efforts to (i) obtain all necessary actions or non-actions, clearances, authorizations, waivers, consents, approvals, and waiting period expirations or terminations from Governmental Authorities and make all necessary registrations and filings (including filings with Governmental Authorities, if any) and take all steps as may be necessary to obtain an approval, clearance, authorization, consent or waiver from, or to avoid a Proceeding by, any Governmental Authorities in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, (ii) deliver required notices to, and obtain required consents or waivers from, Third Parties (provided that the Company shall not be obligated to make any payment or commercial concession to any Third Party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver, unless such payment, concession or liability is requested by Parent and is conditioned and effective only upon the Closing), and (iii) execute and deliver any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

(b) In furtherance and not in limitation of the foregoing, each of the Company, Guarantor and Parent (and their respective Affiliates, if applicable) shall: (i) promptly, but in no event later than ten (10) Business Days after the date hereof, make or cause to be made all required filings under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement and shall use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods under the HSR Act; (ii) promptly, but in no event later than ten (10) Business Days after the date hereof, make or cause to be made all required filings under the United Kingdom National Security and Investment Act 2021 with respect to the Merger and the other transactions contemplated by this Agreement; (iii) promptly make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable Antitrust Laws (to the extent required); (iv) as promptly as reasonably practicable provide information as may reasonably be requested by the U.S. Department of Justice (the “DOJ”) or the Federal Trade Commission (the “FTC”) under the HSR Act or by any other Governmental Authority under applicable Antitrust Laws in connection with the Merger and the other transactions contemplated by this Agreement, including any information required to be submitted to comply with a request for additional information in order to commence or end a statutory waiting period; and (v) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other transactions contemplated by this Agreement. Parent and Guarantor shall pay all filing fees under the HSR Act and other applicable Antitrust Laws, and the Company shall not be required to pay any fees or other payments to any Governmental Authority in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws, in connection with the Merger or the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, but without limiting Parent’s and Merger Sub’s obligations set forth in this Section 6.11, Parent shall, on behalf of the parties, control and direct all communications and strategy in dealing with any Governmental Authority under the HSR Act or other Antitrust Laws; provided that Parent shall consider in good faith the views and comments of the Company and its outside counsel with respect to such communications and strategies.

(c) Without limiting the generality of anything contained in this Section 6.11, each party hereto shall use reasonable best efforts to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry or Proceeding by any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry or Proceeding; (iii) promptly inform the other parties of any communication to or from the FTC, DOJ or any other Governmental Authority to the extent regarding the Merger and the other transactions contemplated by this Agreement, or regarding any such request, inquiry or Proceeding, and provide a copy of all written communications; (iv) pull and re-file any notice under the HSR Act at Parent’s reasonable request; and (v) otherwise cooperate with the other parties in connection with any filing and in connection with resolving any investigation or other inquiry of any Governmental

Authority. Subject to Applicable Law, in advance and to the extent practicable, each of Parent or the Company, as the case may be, will consult the other on all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement and shall incorporate all comments reasonably proposed by Parent or the Company, as the case may be; provided, however, that if any of the information is deemed competitively sensitive by the providing party, such information shall be provided solely to those individuals acting as outside antitrust counsel for the other parties (provided that such counsel shall not disclose such information to such other parties and shall enter into a joint defense agreement with the providing party); provided, further, that competitively sensitive materials provided to the other party may be redacted to remove references concerning the competitively sensitive information. In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law, in connection with any such request, inquiry or Proceeding in respect of the Merger and the other transactions contemplated by this Agreement, each party hereto will permit authorized Representatives of the other party to be present at each meeting or conference relating to such request, inquiry or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry or Proceeding.

(d) In furtherance and not in limitation of the foregoing, Parent and Guarantor agree to use their reasonable best efforts to take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under Antitrust Laws that may be required by any Governmental Authority, so as to enable the parties hereto to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable (and in any event no later than three (3) Business Days prior to the End Date), including (i) committing to or effecting, by consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, transfer, assignment or other disposition of assets or businesses of the Company or its Subsidiaries, (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, licenses, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of the Company or its Subsidiaries and (iii) creating or consenting to create or enter into any agreements, licenses, collaborations, relationships, ventures, contractual rights, obligations, behavioral undertakings or other arrangements (and, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an Order or file appropriate applications with any Governmental Authority in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets); (each action contemplated by clauses (i) through (iii) a “Divestiture Action”) as may be necessary or required, to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order that would otherwise have the effect of preventing consummation of the Merger and the other transactions contemplated by this Agreement, and to ensure that no Governmental Authority with the authority to clear, authorize or otherwise approve consummation of the Merger and the other transactions contemplated by this Agreement, fails to do so as promptly as practicable and in any event no later than three (3) Business Days prior to the End Date; provided, however, that (A) the Company shall not offer to commit, take or effect, or otherwise commit, take or effect, any Divestiture Action without the prior written consent of Parent, (B) any Divestiture Action shall be conditioned upon consummation of the Merger and the other transactions contemplated by this

Agreement, and (C) Parent shall not be required to take any Divestiture Action that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Parent, Guarantor and the Company shall cooperate in any proposal, negotiation, or offer to commit and to effect, by consent decree, hold separate order or otherwise, any and all Divestiture Actions or otherwise to offer to take or offer to commit (and if such offer is accepted, commit to and effect) to take any Divestiture Action as may be required to resolve any Governmental Authority’s objections to the Merger and the other transactions contemplated by this Agreement.

(e) In the event that any Proceeding is commenced challenging the Merger and the other transactions contemplated by this Agreement and such Proceeding seeks, or would reasonably be expected to seek, to prevent consummation of the Merger and the other transactions contemplated by this Agreement, each of the Company, Parent, Guarantor and Merger Sub shall cooperate with each other and use its respective reasonable best efforts to contest any such Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement.

(f) None of Parent, Guarantor or Merger Sub shall acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner) any business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to (x) impose any material delay in the obtaining of, or otherwise materially increase the risk of not obtaining any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Merger and the other transactions contemplated by this Agreement, (y) materially increase the risk of any Governmental Authority entering an Order prohibiting the transactions contemplated by this Agreement, or (z) materially delay the consummation of the transactions contemplated by this Agreement.

Section 6.12 Transaction Litigation. The Company shall as promptly as reasonably practicable (and in any event within forty-eight (48) hours of learning of any Transaction Litigation) notify Parent in writing of, and shall give Parent a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation. For purposes of this Section 6.12, “participate” means that the Company shall keep Parent apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation, and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith. The Company shall not offer or enter into a settlement with respect to any Transaction Litigation without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.

Section 6.13 Public Announcements. The initial press release relating to the execution of this Agreement shall be a joint press release issued by the Company and Parent, and the Company shall file one or more current reports on Form 8-K with the SEC attaching the announcement press release and a copy of this Agreement as exhibits. The Company will provide Parent and Guarantor with a draft of such Form 8-K and attachments for Parent’s and Guarantor’s review prior to such filing, and shall consider in good faith any comments provided by Parent and Guarantor. Thereafter Parent, Guarantor and the Company shall consult with each other before issuing any press release or making any other public announcements, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or make any such other public announcement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement may be required by Applicable Law or any listing agreement under which or rule of any national securities exchange or association upon which the securities of the Company are listed, in which case the party required to make the release or announcement shall use commercially reasonable efforts to consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance. Notwithstanding the foregoing and for the avoidance of doubt, the restrictions set forth in this Section 6.13 shall not apply to (A) issuing any press release or making any other public statement containing factual statements (x) with respect to an Adverse Recommendation Change effected by the Company in accordance with Section 6.03 (including any press release or other public statement containing factual statements made or proposed to be made by Parent or Guarantor in response thereto) or (y) as otherwise permitted under Section 6.03, including with respect to the Company’s receipt and consideration of any Acquisition Proposal, Superior Proposal or “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (B) the Company disseminating any communications principally directed to employees, customers, technology or other partners or vendors so long as such communications are consistent with this Agreement or previous releases, public disclosures, public statements or other communications made by the parties not in violation of this Section 6.13 or (C) issuing any press release or making any public statement containing factual statements in connection with any Proceeding between the parties regarding this Agreement or the transactions contemplated hereby.

Section 6.14 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.15 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably required to cause any dispositions of shares of Company Common Stock and Company Equity Awards resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.

Section 6.16 Confidentiality. Parent, Guarantor and the Company hereby agree to continue to be bound by the letter agreement dated as of September 9, 2024 between Guarantor and the Company (the “Confidentiality Agreement”) (it being acknowledged and agreed, for the avoidance of doubt, that Parent and Merger Sub are Affiliates of Guarantor for purposes of the Confidentiality Agreement). All information provided by or on behalf of the Company or its Subsidiaries pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement.

Section 6.17 Director Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

Section 6.18 Listing Matters. Each of the Company and Parent agrees to cooperate with the other party in taking, or causing to be taken, all action necessary to delist the shares of Company Common Stock from Nasdaq and terminate the Company’s registration under the Exchange Act, provided that such delisting and termination shall not be effective until the Effective Time.

Section 6.19 Existing Indebtedness. The Company shall use commercially reasonable efforts to (a) obtain customary pay-off letters (in form and substance reasonably acceptable to Parent) (the “Debt Payoff Letters”) and lien terminations to the extent necessary for the release of all Liens related to, and the prepayment, payoff, discharge and termination in full of, all obligations outstanding under the Loan and Security Agreement, dated as of March 30, 2011, between Silicon Valley Bank, a California corporation, and the Company (the “SVB Loan”) and any other Indebtedness for borrowed money to which the Company or any of its Subsidiaries is a party; (b) provide Parent with a draft of such Debt Payoff Letters at least three (3) Business Days prior to the Closing Date and a copy of such fully executed Debt Payoff Letters at least one (1) Business Day prior to the Closing Date; and (c) timely give any necessary notices (including notices of prepayment and/or notice of commitment termination, but excluding notices for any items that have waived a notice requirement) to allow for the prepayment, payoff, discharge and termination in full of such Indebtedness at the Closing.

Section 6.20 FIRPTA Certificate and Notice. Prior to the Closing, Parent shall deliver to the Company a statement and accompanying notice, dated as of the Closing Date and in form and substance reasonably acceptable to Parent, pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3)(i), certifying that the stock of the Company is not a United States real property interest within the meaning of Section 897 of the Code, along with written authorization for Parent to deliver such notice to the Internal Revenue Service on behalf of the Company following the Closing Date.

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01 Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, at or prior to Closing, of the following conditions:

(a) the Stockholder Approval shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto or any of the Company Subsidiaries shall have issued, enforced or entered any Order, or taken any other action, that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted or be in effect that makes consummation of the Merger illegal or otherwise prohibited; and

(c) the applicable waiting period (and any voluntary extensions thereof pursuant to any agreement with any Governmental Authority, subject to Section 6.12) applicable to the Merger under the HSR Act shall have expired or been terminated, and all consents required under any other Antitrust Law of the jurisdictions set forth on Section 7.01(c) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated.

Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or waiver by Parent, at or prior to Closing, of the following conditions:

(a) (i) the representations and warranties of the Company set forth in (A) the first sentence of Section 4.01, (B) Section 4.02, (C) clauses (b), (d) and (e) of Section 4.05 and (D) Section 4.23 shall be true and correct in all material respects on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date), (ii) Section 4.05(a) and (c) shall be true and correct (except for de minimis inaccuracies) in all respects on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects only as of such earlier date), and (iii) the other representations and warranties of the Company set forth in Article 4 of this Agreement shall be true and correct on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

(b) the Company shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(d) have been satisfied; and

(d) since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect.

Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of the following conditions:

(a) the representations and warranties of Parent and Merger Sub set forth in Article 5 of this Agreement shall be true and correct on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement;

(b) Parent and Merger Sub shall each have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing; and

(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE 8

TERMINATION

Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);

(b) by either Parent or the Company, upon written notice to the other party, if the Closing Date has not occurred on or before August 24, 2025 (the “End Date”) (notwithstanding any approval of this Agreement by the stockholders of the Company); provided that the End Date shall be automatically extended until November 24, 2025 if the only conditions that have not been satisfied (other than those conditions that the Company and Parent have mutually agreed to waive, if and to the extent that such waiver is permitted by Applicable Law, and other than those conditions that by their nature can only be satisfied at or immediately prior to the Effective Time) are one or more of the conditions set forth in Section 7.01(b) (if the Order or Applicable Law relates to Antitrust Laws) or Section 7.01(c) as of the close of business on the Business Day immediately prior to the End Date; and provided further that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by the End Date;

(c) by either Parent or the Company, upon written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement (notwithstanding any approval of this Agreement by the stockholders of the Company);

(d) by either Parent or the Company, upon written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

(e) by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if either Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.01(f);

(f) by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the (30th) day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.01(e);

(g) by Parent, upon written notice to the Company, at any time prior to receipt of the Stockholder Approval, (i) if the Company Board or any committee thereof shall have effected an Adverse Recommendation Change (it being understood and agreed that any written notice of the Company’s intention to make an Adverse Recommendation Change in accordance with Section 6.03(b) shall not result in Parent having any termination rights pursuant to this Section 8.01(g)) or (ii) the Company shall have committed a material breach of Section 6.02 or Section 6.03; or

(h) by the Company, upon written notice to Parent, at any time prior to receipt of the Stockholder Approval in accordance with Section 6.02(b), in order for the Company to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that the Company shall prior to or substantially concurrently with, and as a condition to, such termination, pay the Company Termination Fee to Parent pursuant to Section 9.04.

Section 8.02 Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the provisions of (i) this Section 8.02, (ii) the last sentence of Section 6.04(b), (iii) the last sentence of Section 6.05, (iv) the last sentence of Section 6.11(b), (v) Article 7 and (vi) Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages (which the parties hereto acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include, to the extent proven, the benefit of the bargain lost by such party or such party’s equity holders (taking into consideration relevant matters, including the Aggregate Merger Consideration, other combination opportunities and the time value of money), which shall be deemed to be damages of such party) arising out of its Willful and Material Breach of any provision of this Agreement or any other agreement delivered in connection herewith. For the avoidance of doubt, the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided that confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided that confirmation of e-mail receipt is obtained), in each case as follows:

if to Parent, Guarantor or Merger Sub, to:

c/o Bending Spoons S.p.A.

Via Nino Bonnet 10

Milan, MI 20215

Italy

Attention: Accounting, Finance & Legal

Email: [***]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention:   Bradley Faris

Jason Morelli

Email:     Bradley.Faris@lw.com

Jason.Morelli@lw.com

if to the Company, to:

Brightcove Inc.

281 Summer Street, 6th Floor

Boston, Massachusetts 02210

Attention:   David Plotkin, Chief Legal Officer

Christopher Keenan

Bijan Razzaghi

Email: [***]

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention:   Joseph C. Theis, Jr.

Joshua M. Zachariah

Tevia K. Pollard

E-Mail:    jtheis@goodwinlaw.com;

jzachariah@goodwinlaw.com;

tpollard@goodwinlaw.com

Section 9.02 Survival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

Section 9.03 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04 Fees and Expenses.

(a) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) In the event that:

(i) this Agreement is terminated pursuant to Section 8.01(g);

(ii) this Agreement is terminated pursuant to Section 8.01(h); or

(iii) this Agreement is terminated pursuant to Section 8.01(b), Section 8.01(d) or Section 8.01(e) and (A) after the date hereof, an Acquisition Proposal is made to the Company or is otherwise publicly disclosed and, in each case, not withdrawn before (x) receipt of the Stockholder Approval in the case of Section 8.01(d) or (y) termination of this Agreement in the case of Section 8.01(b) or Section 8.01(e) and (B) within nine (9) months after the date of such termination, the Company enters into a definitive agreement in respect of such Acquisition Proposal, which Acquisition Proposal is subsequently consummated (provided that for purposes of this subsection (iii), each reference to “20% or more” or “80% or less” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%” or “less than 50%”, respectively);

then the Company shall pay to Parent the Company Termination Fee by wire transfer of same-day funds (x) in the case of Section 9.04(b)(i) within three (3) Business Days after such termination, (y) in the case of Section 9.04(b)(ii), substantially concurrently with the termination of this Agreement pursuant to Section 8.01(h) (or no later than the next Business Day if such termination occurs on a day that is not a Business Day) and (z) in the case of Section 9.04(b)(iii), substantially concurrently with the consummation of such Acquisition Proposal. For the avoidance of doubt, any payment made by the Company under this Section 9.04(b) shall be payable only once with respect to this Section 9.04(b) and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that Parent shall receive full payment of the Company Termination Fee pursuant to this Section 9.04(b), the receipt of the Company

Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, the Company shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Proceeding against the Company or any of its Subsidiaries or Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination.

Section 9.05 Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for the provisions of Article 2 concerning payment of the Aggregate Merger Consideration after the Effective Time, Section 6.10 and Section 8.02, which provisions shall inure to the benefit of the Persons or entities benefiting therefrom who shall be third-party beneficiaries thereof and who may enforce the covenants contained therein.

Section 9.06 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.09 Specific Performance.

(a) The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such harm. The parties hereto agree that unless and until this Agreement is terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 8.02 or Section 9.04, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law.

(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.09, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.09 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.09 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.09 prior or as a condition to exercising any termination right under Article 8 (and pursuing damages after such termination), nor shall the commencement of any Proceeding pursuant to this Section 9.09 or anything set forth in this Section 9.09 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available at any time.

(c) Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in this Section 9.09 nor Section 9.04 shall limit in any way the remedies of the parties under the Confidentiality Agreement.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 9.11 Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.11 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.

Section 9.12 Entire Agreement; No Reliance; Access to Information.

(a) This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

(b) Parent and Merger Sub agree that, except for the representations and warranties contained in Article 4 of this Agreement, the Company makes no other representations or warranties and hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties in this Agreement, each of Parent and Merger Sub agrees that none of the Company or any of its Subsidiaries make or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made in Article 4 of this Agreement.

(c) Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and received answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Article 4 of this Agreement. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and, for the avoidance of doubt, that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

Section 9.13 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

Section 9.14 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.15 Guaranty.

(a) Guarantor, in order to induce the Company to execute and deliver this Agreement, hereby absolutely, unconditionally and irrevocably guarantees, as principal and not merely as surety (the “Guaranty”), to the Company, the Surviving Corporation and their successors and assigns, with respect to each and every covenant, agreement and other obligation of Parent and Merger Sub, including the due, punctual and full payment and performance of Parent’s and Merger Sub’s (including their permitted designees’ and assigns’) obligations hereunder when due (and including, for the avoidance of doubt, in connection with any breach of any of Parent’s and Merger Sub’s representations, warranties or covenants herein) (the “Guaranteed Obligations”), subject to any and all limitations on Parent’s and Merger Sub’s covenants, agreements and other obligations hereunder. Any breach or nonperformance of any such obligations of Parent or Merger Sub (or any of their successors or assigns) shall also be deemed to be a default of Guarantor. So long as this Section 9.15 is in effect, Guarantor shall not exercise any right or remedy arising by reason of its performance of the Guaranty (subject to any and all limitations on Parent’s and Merger Sub’s covenants, agreements and other obligations hereunder), whether by subrogation, reimbursement, indemnification, contribution or otherwise, against the Company, the Surviving Corporation or their successors and assigns or any express intended third party beneficiary described in Section 9.05 of any Guaranteed Obligations, or any other guarantor of the Guaranteed Obligations or any security therefor.

(b) This Guaranty is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this Guaranty is full and unconditional, and no release or extinguishment of Parent’s and/or Merger Sub’s and/or their respective designees’ or assigns’ obligations hereunder (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this Guaranty. Guarantor hereby waives (i) any right to require the Company, as a condition of payment or performance by Guarantor of any obligations of Parent or Merger Sub hereunder, to proceed against Parent or Merger Sub or pursue any other remedy whatsoever in the event that Parent or Merger Sub fails to perform its obligations hereunder or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations or as a condition to the enforcement of this Agreement or the Guaranteed Obligations against Guarantor, and (ii) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties. If and whenever Parent or Merger Sub defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, Guarantor shall, subject to any and all limitations on Parent’s and Merger Sub’s covenants, agreements and other obligations hereunder, as soon as reasonably practicable following demand, unconditionally perform (or procure the performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits are conferred on the Company, the Surviving Corporation, their successors and assigns and any third party beneficiary as such person would have received if the Guaranteed Obligations had been duly performed and satisfied by Parent and Merger Sub.

(c) Guarantor represents and warrants to the Company that (i) Guarantor is duly organized or formed, validly existing and in good standing pursuant to the Applicable Laws of its jurisdiction of organization or formation, and has all requisite corporate power and authority necessary to execute and deliver this Guaranty and to perform its obligations hereunder, (ii) the execution, delivery and performance by Guarantor of this Guaranty have been approved by all requisite corporate action and, assuming the due authorization, execution and delivery of this Agreement by the Company, the execution and delivery of this Guaranty by Guarantor constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, (iii) no other action on the part of Guarantor or any holder of capital stock of, or other equity or voting interest in, Guarantor is necessary to authorize the execution, delivery and performance by Guarantor of this Guaranty, and (iv) Guarantor will have as of the Closing available funds sufficient to perform its obligations under this Section 9.15. Except for the representations and warranties of Guarantor expressly set forth in this Section 9.15(c) and of Parent and Merger Sub expressly set forth in Article 5, or in a certificate delivered pursuant to this Agreement, none of Guarantor, Parent, Merger Sub or any other person on behalf of Guarantor, Parent or Merger Sub makes any express or implied representation or warranty with respect to Guarantor, Parent, Merger Sub or with respect to any other information provided to the Company or any of its Affiliates in connection with the transactions contemplated hereby.

(d) Without limiting in any way the foregoing Guaranty, but subject in all respects to any and all limitations on Parent’s and Merger Sub’s covenants, agreements and other obligations hereunder, Guarantor agrees to cause, and to take all actions to enable, Parent and Merger Sub to adhere to each provision of the Agreement which requires an act or omission on the part of Parent or Merger Sub or any of their respective Affiliates to cause or enable Parent and Merger Sub to comply with their respective obligations under this Agreement.

(e) This Guaranty is to be a continuing guaranty and accordingly is to remain in force until all Guaranteed Obligations have been performed or satisfied. This Guaranty is in addition to and without prejudice to and not in substitution for any rights that the Company, the Surviving Corporation, their successors and assigns and any express intended third-party beneficiary may now or in future have or hold for the performance and observance of the Guaranteed Obligations. The Guaranteed Obligations shall be discharged as a result of (i) indefeasible payment and performance in full of the Guaranteed Obligations in accordance with the terms of this Agreement, or (ii) those defenses to the payment of the Guaranteed Obligations that Parent or Merger Sub has under the specific terms of this Agreement.

(f) As a separate and independent stipulation, Guarantor acknowledges, confirms and agrees that any of the Guaranteed Obligations (including any monies payable) that is or becomes unenforceable against, or not capable of recovery from, Parent or Merger Sub by reason of any legal limitation, disability or incapacity on or of Parent or Merger Sub or any other fact or circumstances (other than any limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor was the sole or principal obligor in respect of that Guaranteed Obligation. Without limiting the generality of the foregoing, (i) Guarantor hereby waives: (A) notice of acceptance of this Guaranty, and of the creation or existence of any of the Guaranteed Obligations and of any action by the Company in reliance hereon or in connection herewith; and (B) presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and (ii) the liability of Guarantor under this Agreement and the Guaranty shall be irrevocable and enforceable irrespective of (subject to any and all limitations on Parent’s and Merger Sub’s covenants, agreements and other obligations hereunder):

(A) any change in the time, manner, terms, place of payment, or in any other term of all or any of the Guaranteed Obligations, or any other document executed in connection therewith; (B) any release, amendment, waiver, or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; (C) failure, omission, delay, waiver, or refusal by the Company, the Surviving Corporation, their successors and assigns and any third-party beneficiary to exercise, in whole or in part, any right or remedy held by such person with respect to the Guaranteed Obligations unless and to the extent Guarantor is actually and materially prejudiced by such failure, omission, delay, waiver, or refusal; and (D) any change in the existence, structure, or ownership of Guarantor, Parent or Merger Sub, or any insolvency, bankruptcy, reorganization, or other similar proceeding.

(g) Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that (i) no recourse hereunder may be had against any Representatives, stockholders or affiliates (other than Parent) of Guarantor, or any of their respective direct or indirect Representatives, stockholders or affiliates (other than Parent), whether by or through attempted piercing of the corporate veil or otherwise, by the enforcement of any judgment or assessment or by any legal or equitable Proceeding, by virtue of any Applicable Law, or otherwise, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representatives, stockholders or affiliates (other than Parent) of Guarantor, or any of their respective direct or indirect Representatives, stockholders or affiliates (other than Parent), under this Section 9.15 or for any claim based on, in respect of or by reason of the Guaranteed Obligations. The Company acknowledges and agrees that Guarantor is agreeing to enter into this Section 9.15 in reliance on the provisions set forth in this Section 9.15(g) and that this Section 9.15(g) shall survive the termination of this Agreement. For the avoidance of doubt, in no event shall the potential liability of Guarantor in connection with this Agreement or the transactions contemplated hereby exceed that of Parent or Merger Sub in connection with this Agreement or the Merger and the transactions contemplated hereby.

(h) The provisions of Section 9.01, Section 9.02, Section 9.03, Section 9.04, Section 9.05, Section 9.06, Section 9.07, Section 9.08, Section 9.09, Section 9.10, Section 9.12, Section 9.13 and Section 9.14 of this Agreement will be deemed to be applicable to this Section 9.15, and for the purposes of such Sections, Guarantor shall be considered a “Party”.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BRIGHTCOVE INC.

By:	/s/ Marc DeBevoise
Name: Marc DeBevoise
Title: Chief Executive Officer

Signature Page to Agreement and Plan of Merger

BENDING SPOONS US INC.

By:	/s/ Douglas Marshall
Name: Douglas Marshall
Title: Authorized Officer

BLOSSOM MERGER SUB INC.

By:	/s/ Douglas Marshall
Name: Douglas Marshall
Title: Authorized Officer

BENDING SPOONS S.P.A.
(solely for the purposes of Section 6.11, Section 6.13 and Section 9.15)

By:	/s/ Francesco Patarnello
Name: Francesco Patarnello
Title: Legal Representative

Signature Page to Agreement and Plan of Merger

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BRIGHTCOVE INC.

ARTICLE I

The name of the Corporation is: Brightcove Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is: 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each of which shall have a par value of $0.01 per share.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by the unanimous vote of the entire board of directors of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the General Corporation Law, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.

[Signature Page Follows]

THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of the ___ day of _________, 202__.

BRIGHTCOVE INC.

By:

EXHIBIT B

BRIGHTCOVE INC.

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

AMENDED AND RESTATED BY-LAWS

ARTICLE I.

OFFICES.

The registered office of Brightcove Inc. (the “Corporation”) shall be located in the state of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation. The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS.

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, or by the Chief Executive Officer, and shall be called by the Chief Executive Officer at the request of the holders of at least 20% of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Notice of Meetings. Written notice of the time and place of any stockholder’s meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery, any electronic communication, or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.

Section 5. Adjournment of Meetings. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6. Voting List. The Secretary (or any other officer of the Corporation in the absence of a Secretary) shall prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 7. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock registered in his name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 8. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10. Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the Chief Executive Officer shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

ARTICLE III.

DIRECTORS.

Section 1. Number and Qualifications: The Board of Directors shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 2. Election of Directors: The directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 3. Duration of Office: The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.

Section 4. Removal and Resignation of Directors: Except as set forth in the Certificate of Incorporation of the Corporation, as such certificate may be amended by any Certificates of Designation filed by the Corporation, any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 5. Filling of Vacancies: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by all of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

Section 6. Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided that all of the directors are present. Other regular meetings may be held at such times as may be determined from time to time by resolution of all of the Board of Directors.

Section 7. Special Meetings: Special meetings of the Board of Directors shall only be called by all the members of the Board of Directors.

Section 8. Notice and Place of Meetings: Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, electronic mail or other electronic means, or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders.

Section 9. Business Transacted at Meetings, etc.: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 10. Quorum: The attendance of all of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of all members of the Board of Directors shall be the act of the Board of Directors. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 11. Compensation: The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 13. Meetings Through Use of Communications Equipment: Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.

COMMITTEES.

Section 1. Other Committees: Other committees, whose members need not be directors, must be appointed unanimously by the Board of Directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors.

Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors.

Section 2. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 3. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 4. Record of Proceedings, etc.: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 5. Organization, Meetings, Notices, etc.: A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agreed upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Board of Directors, any notice of a meeting of such committee may be given by the Secretary of the Corporation (or, the absence of a Secretary, any other officer of the Corporation) or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, cable, electronic mail or other electronic means, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 6. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V.

OFFICERS.

Section 1. Number: The officers of the Corporation shall be such officers as may be appointed in accordance with the provisions of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers: Other officers, including one or more vice-presidents, assistant secretaries, treasurer or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4. Removal of Officers: Any officer of the Corporation may be removed from office, with or without cause, by a vote of the Board of Directors.

Section 5. Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7. Compensation: The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Chairman of the Board of Directors: The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 9. Chief Executive Officer: In the absence of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. He shall have power to call special meetings of the stockholders or of the Board of Directors at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer.

Section 10. Vice-Presidents: The vice-president, or vice-presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The vice-presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 11. Secretary: The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-laws.

Section 12. Treasurer: The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

ARTICLE VI.

CAPITAL STOCK.

Section 1. Issue of Certificates of Stock: The certificate for shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares. To the extent that the shares of the capital stock are certificated with physical stock certificates, they shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer or one of the vice-presidents, and the Secretary or an assistant secretary or the treasurer or an assistant treasurer (or, in the absence of such persons, any other officer of the Corporation), and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, Chief Executive Officer, vice-president, Secretary, assistant secretary, treasurer, assistant treasurer or other officer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, her or it, the numbers of the certificates, if any, covering such shares and the dates of acquisition of such shares. The shares of stock of the Corporation held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation that are not held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer.

The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.

Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

Section 1. Fiscal Year: The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Notices: Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by sending via facsimile, telegraphing, cabling, or electronic mailing the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, sent via facsimile, telegraphed, cabled or electronically mailed.

Section 4. Waiver of Notice: Any stockholder or director may at any time, by writing, telegraph, cable, electronic mail or other electronic means, waive any notice required to be given under these By-laws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

Section 5. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the Chief Executive Officer may authorize for that purpose.

Section 7. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors, the Chief Executive Officer or the treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chief Executive Officer or the treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

ARTICLE IX.

INDEMNIFICATION.

Section 1. Definitions. For purposes of this Article IX:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “DGCL” means the General Corporation Law of the State of Delaware;

(c) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(d) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(e) “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(f) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(g) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(h) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation;

(i) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(j) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2. Indemnification of Directors and Officers.

(a) Subject to the operation of Section 4 of this Article IX, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.

(i)

Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(ii)

Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(ii) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(iii)

Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(iv)

Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

Section 3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article IX, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.

Section 4. Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article IX to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these By-laws.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article IX shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 7. Contractual Nature of Rights.

(a) The provisions of this Article IX shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article IX is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article IX nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article IX shall eliminate or reduce any right conferred by this Article IX in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article IX shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 8. Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article IX shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article IX.

Section 10. Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article IX as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article IX owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE X.

AMENDMENTS.

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-laws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any By-laws made by the Board of Directors, and to enact By-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

*   *   *   *   *

Exhibit 99.1

Brightcove Enters into Definitive Agreement to be Acquired

by Bending Spoons for $233 Million

Brightcove Stockholders to Receive $4.45 Per Share in Cash

Bending Spoons enters the enterprise SaaS market and will draw on its technology expertise to further strengthen Brightcove and bring its cutting-edge platform to new heights

Boston, MA – November 25, 2024 Brightcove Inc. (NASDAQ: BCOV), the world’s most trusted streaming technology company, today announced that it has entered into a definitive agreement to be acquired by Bending Spoons, in an all-cash transaction valued at approximately $233 million. Under the terms of the agreement, Brightcove shareholders will receive $4.45 per share in cash for each share of Brightcove common stock that they own. The per share purchase price represents a 90% premium over Brightcove’s 60-day volume weighted average share price as of the close on November 22, 2024.

“We are pleased to have entered into this definitive agreement with Bending Spoons, which represents the culmination of a comprehensive strategic review process led by our Board of Directors and with the support of our management team and advisors,” said Diane Hessan, Chairman of Brightcove’s Board of Directors. “As the Board considered the long-term path for Brightcove, we unanimously determined that this transaction represents the best opportunity to maximize the value of the business and deliver compelling, certain, and immediate cash value to our stockholders.”

Marc DeBevoise, Brightcove’s Chief Executive Officer and Board Director, said, “Brightcove is a storied and successful enterprise SaaS leader with 20 years of history, 12 of them as a public company. We have been a pioneer and innovator in the streaming market, from the early days of video player technologies to the leading video-powered engagement platform we are today. Today’s announcement will enable Brightcove to leverage the technology and market expertise of Bending Spoons and best position Brightcove to continue to thrive in the streaming and engagement technology market.”

Luca Ferrari, Bending Spoons CEO and co-founder, said, “We’re delighted to welcome Brightcove into the Bending Spoons portfolio. Brightcove is a trusted and respected name in the streaming technology space, and we look forward to serving its large global customer base. When Bending Spoons acquires a business, we do so with the intention of owning and operating it indefinitely. With this in mind, we’re excited about building on the strong work of the current team, and ensuring Brightcove thrives for many years to come.”

Transaction Details

The transaction, which was unanimously approved by Brightcove’s Board of Directors, is expected to close in the first half of 2025, subject to customary closing conditions and approvals, including approval by Brightcove’s stockholders, and the receipt of required regulatory approvals.

Upon the completion of the transaction, Brightcove will become a privately held company and its common stock will no longer be listed on any public stock exchange.

Advisors

Lazard is serving as exclusive financial advisor to Brightcove, and Goodwin Procter LLP is serving as Brightcove’s legal advisor.

Latham & Watkins LLP is serving as legal advisor to Bending Spoons, and EY Advisory SpA provided financial and tax due diligence services. JP Morgan and Wells Fargo served as the M&A advisors to Bending Spoons.

About Brightcove

Brightcove creates the world’s most reliable, scalable, and secure streaming technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 60 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on LinkedIn, X, Facebook, Instagram, Threads, and YouTube. Visit Brightcove.com.

About Bending Spoons

Bending Spoons has served a billion people across the globe through its suite of digital technology products; including Evernote, Issuu, Meetup, Remini, StreamYard, Splice, and WeTransfer. Its products are currently used by more than 200 million people each month.

For more information, visit bendingspoons.com

Bending Spoons logos: https://we.tl/t-VJTJEkg41a

Additional Information and Where to Find It

In connection with the proposed transaction by and among Brightcove Inc., a Delaware Corporation (the “Company”), Bending Spoons US Inc., a Delaware Corporation (“Parent”), and Bending Spoons S.p.A, an Italian società per azioni (“Guarantor”), and Blossom Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), the Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders, in connection with a special meeting of the Company’s stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investor.brightcove.com or by contacting the Company’s investor relations department at the following: InvestorRelations@brightcove.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 29, 2024, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, and will be included in the Proxy Statement (when available). Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, Parent, Merger Sub, and Guarantor all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,”

“might,” “potentially,” “estimate,” “continue,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in the anticipated time period or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approvals and the requisite approval of the Company’s stockholders; (iii) potential delays in consummation of the proposed transaction; (iv) risks associated with the disruption of management’s attention from ongoing business operations due to the pendency and announcement of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the Company’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) the risk that Company’s stock price may decline significantly if the proposed transaction is not consummated; (ix) the nature, cost and outcome of any potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at

www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Brightcove Investor Contact:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

Brightcove Media Contact:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Bending Spoons Media Contact:

Bending Spoons

Christy Keenan

ck@bendingspoons.com